AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER

         THIS AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER (this "Agreement") is entered into as of the 15 day of December, 2003, by and among iCAD, Inc., a Delaware corporation ("ICAD"), Qualia Acquisition Corp., a Delaware corporation which is a wholly owned Subsidiary of iCAD ("MERGER SUB") (iCAD and Merger Sub collectively, the "ICAD PARTIES") and Qualia Computing, Inc., a Delaware corporation ("QUALIA"), Steven K. Rogers, Thomas E. Shoup and James Corbett (collectively, the "PRINCIPAL STOCKHOLDERS"). Capitalized terms not defined in this Agreement have the meanings ascribed to them in ANNEX 1 hereto.

                                    RECITALS

         WHEREAS, the Board of Directors of each of iCAD, Merger Sub and Qualia has determined that it is in the best interests of their respective stockholders for iCAD to acquire Qualia upon the terms and subject to the conditions set forth herein;

         WHEREAS, the iCAD Parties and Qualia are desirous of effecting a merger, all upon the terms and conditions set forth herein;

         WHEREAS, the parties hereto entered into a Plan and Agreement of Merger dated November 28, 2003 (the "Original Merger Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Original Merger Agreement as set forth herein;

         NOW,   THEREFORE,   the  iCAD   Parties,   Qualia  and  the   Principal
Stockholders,   intending   to  be  legally   bound,   for  good  and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, hereby represent, warrant, covenant, and agree as follows:

                                   SECTION 1

                                   THE MERGER

      1.1 Merger. Subject to the terms and conditions of this Agreement, Qualia shall be merged with and into Merger Sub in a transaction intended to qualify for non recognition treatment in accordance with 368(a)(1)(A) and (a)(2)(D) of the Code.

                                   SECTION 2

                                 TERMS OF MERGER

      2.1 Terms of Merger; Effective Time. The terms of merger (the "MERGER") are:

            (a) Qualia shall be merged with and into Merger Sub in accordance with the statutory provisions of the Delaware General Corporation Law ("DGCL").

            (b) Merger Sub shall be the surviving corporation (the "SURVIVING CORPORATION"), and the corporate identity, existence, purposes, powers, franchises, rights, and immunities of Merger Sub shall continue unaffected and unimpaired by the Merger. The corporate identity, existence, purposes, powers, franchises, rights, and immunities of Qualia shall be merged into the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith.

            (c) Immediately after the Closing, the Merger shall be effected by filing with the Secretary of State of Delaware ("DELAWARE SOS") the Certificate of Merger annexed hereto as EXHIBIT A (the "CERTIFICATE OF MERGER"). The time at which the Certificate of Merger is filed with the Delaware SOS shall be the "EFFECTIVE TIME" of the Merger. iCAD shall cause the Certificate of Merger to be so filed and recorded within one (1) business day after the Closing Date.

            (d) Except insofar as specifically otherwise provided by law, Qualia shall cease at the Effective Time, whereupon the separate existence of Qualia and Merger Sub shall become a single corporation.

            (e) The certificate of incorporation and by-laws of Merger Sub shall be the certificate of incorporation and by-laws of the Surviving Corporation, respectively, until thereafter amended.

            (f)  Steven  Rogers,  W. Scott  Parr and  Robert H.  Howard,  at the
Effective Time, shall be the duly appointed directors of the Surviving Corporation, to hold office in accordance with applicable law, the Certificate of Incorporation and By-Laws of the Surviving Corporation until resignation, removal or replacement. James Corbett and Annette Heroux and such other officers as are designated by iCAD shall, at the Effective Time, be duly nominated and appointed as President and Secretary and to such other offices to which such other officers are appointed, respectively, of the Surviving Corporation, and shall constitute the initial officers of the Surviving Corporation, in each case to serve at the pleasure of the Board of Directors of the Surviving Corporation until their respective resignations, removal or replacement. In addition, James Corbett shall be duly nominated and appointed as Chief Operating Officer of iCAD, who shall report to the Chief Executive Officer of iCAD.

            (g) At the Effective Time, without any action by the holder thereof,
(i) all of the issued and outstanding shares of Class A common stock, $.00001 par value ("CLASS A COMMON STOCK"), of Qualia (other than the shares of Class A Common Stock held by Briana BioTech, Inc. (the "Briana Shares")) and the Class B common stock, $.00001 par value ("CLASS B COMMON STOCK"), of Qualia held by stockholders other than CADx Canada, Inc. shall be deemed cancelled, and converted into the right to receive 4,300,000 shares (the "SHARE CONSIDERATION") of common stock, $.01 par value ("ICAD COMMON STOCK"), of iCAD and (ii)(A) all of the issued and outstanding shares of Class B Common Stock and options to purchase shares of Class B Common Stock owned by CADx Canada, Inc. shall be deemed cancelled, and converted into the right to receive cash in the aggregate amount of $1,000,000 and a promissory note in the principal amount of $4,500,000 (the "Note") (payable over a thirty-six (36) month period and bearing interest at the rate of the greater of (i) 6.25% per annum and (ii) the prime rate published by Citibank N.A plus one percent) secured by a first priority security interest in all of the assets of iCAD in accordance with SECTION 5.20 hereof and
(B) the Briana Shares shall be deemed cancelled, and converted into the right to receive cash in the aggregate amount of $550,000, each as set forth on SCHEDULE
2.1 (together with the Share Consideration, the "MERGER CONSIDERATION"). Anything contained in this Agreement to the contrary notwithstanding, 1,650,000 shares of iCAD Common Stock constituting the Merger Consideration (collectively, the "ESCROW SHARES") shall be subject to and held in escrow in accordance with the Escrow Agreement (as hereinafter defined) proportionately, based on the number of shares of iCAD Common Stock to which each such holder of Class A Common Stock (other than Briana BioTech, Inc.) is entitled pursuant to this
SECTION 2.1(G), in order to secure the indemnification obligations of such stockholders pursuant to SECTION 9.

            (h) Fractional shares of iCAD Common Stock shall not be issued and each holder of Qualia Common Stock who would otherwise be entitled to receive any such fractional shares (taking into account all share amounts to which such holder is otherwise entitled hereunder) shall forfeit such fractional shares without additional consideration. No Person entitled to receive a fractional share of iCAD Common Stock will be entitled to dividends, voting rights or any other rights of a stockholder of iCAD with respect to such fractional share.

            (i) At the Effective Time, iCAD, Merger Sub, Qualia and Steven Rogers, as representative of the stockholders of Qualia who receive shares of iCAD Common Stock pursuant to the Merger (collectively, the "Indemnifying Stockholders"), and Blank Rome LLP, as escrow agent ("Escrow Agent"), shall execute and deliver an escrow agreement in the form of EXHIBIT B (the "Escrow Agreement"). ICAD shall deposit the Escrow Shares with the Escrow Agent, which shall be withheld from the Merger Consideration as provided in SECTION 2.1(G) in connection with the indemnification obligations of the Indemnifying Stockholders set forth in SECTION 9. Subject to the provisions of this SECTION 2.1(I) and the Escrow Agreement, the Escrow Shares shall be paid the Indemnifying Stockholders twelve (12) months following the Effective Time, as reduced by the amount of any Losses of the iCAD Parties arising from or in connection with all claims for indemnification asserted in writing within such twelve (12) month period pursuant to SECTION 9 that have not been fully resolved. For all purposes of this Agreement and the Escrow Agreement, whenever Escrow Shares shall be required to be released from escrow under the Escrow Agreement and delivered to the iCAD Parties to satisfy an indemnity obligation of the Indemnifying Stockholders hereunder, such shares shall be valued at the average closing bid price of the iCAD Common Stock for the five (5) consecutive Trading Days immediately preceding the last full business day before the final resolution of such indemnity obligation. For purposes hereof, "Trading Days" means a day on which iCAD Common Stock is traded on the Nasdaq SmallCap Market.

            (j) From and after the Effective Time, iCAD shall make available to Continental Stock Transfer & Trust Company, as exchange agent (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Qualia Common Stock for exchange in accordance with this SECTION 2.1, through the Exchange Agent, certificates evidencing such number of shares of iCAD Common Stock issuable to holders of Qualia Common Stock in the Merger pursuant to SECTION 2.1(G), less the Escrow Shares (such certificates for shares of iCAD Common Stock, together with any dividends or distributions with respect thereto being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the iCAD Common Stock contemplated to be issued pursuant to SCHEDULE 2.1 out of the Exchange Fund.

            (k) As promptly as practicable after the Effective Time, iCAD shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Class A Common Stock (other than Briana BioTech, Inc.) (the "CERTIFICATES") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of iCAD Common Stock.

            (l) Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of iCAD Common Stock which such holder's shares of Qualia Common Stock have been converted into pursuant to this
SECTION 2.1 (and any dividends or other distributions to which such holder is entitled), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Qualia Common Stock which is not registered in the transfer records of Qualia, shares of iCAD Common Stock may be issued to a transferee if the Certificate representing such shares of Qualia Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.1(L), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of iCAD Common Stock into which the shares of Qualia Common Stock formerly represented thereby have been converted.

            (m) Any portion of the Exchange Fund (including any shares of iCAD Common Stock) which remains undistributed to the holders of Qualia Common Stock for six months after the Effective Time shall be delivered to iCAD, upon demand, and any holders of Qualia Common Stock who have not theretofore complied with this SECTION 2.1 shall thereafter look only to iCAD for the Merger Consideration and/or any cash in lieu of shares of iCAD Common Stock to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Qualia Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of iCAD free and clear of any claims or interest of any person previously entitled thereto.

            (n) None of the Exchange Agent, iCAD nor the Surviving Corporation shall be liable to any holder of shares of Qualia Common Stock for any such shares of iCAD Common Stock or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

            (o) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by iCAD, the posting by such person of a bond, in such reasonable amount as iCAD may direct, as indemnity against any claim that may be made against it with respect to such Certificate, iCAD will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement.

            (p) Notwithstanding anything in this Agreement to the contrary, shares of Qualia Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by Qualia stockholders who have exercised the right to dissent from the Merger provided under the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to payment under the DGCL, shall not be converted into or be exchangeable for the right to receive Merger Consideration, unless and until such holder shall have failed to exercise or shall have effectively withdrawn or lost such holder's right to dissent from the Merger provided under the DGCL. If such holder shall have so failed to exercise or shall have effectively withdrawn or lost such right, such holder's shares of Qualia Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration provided for in this Agreement, without any interest thereon.

            (q) Prior to the Closing, Qualia shall give iCAD (i) notice of any written objections to the Merger made by any Qualia stockholder and any demand for the payment of the fair value of the shares owned by such shareholder pursuant to Section 262 of the DGCL, any withdrawals of such demands, and any other instruments served pursuant to such Section of the DGCL and received by Qualia and (ii) the opportunity to participate in (and, from and after the Effective Time, direct) all negotiations and proceedings with respect to any such objections and demands for payment under the DGCL. Qualia shall not, except with the prior written consent of iCAD or as otherwise required by applicable law, make any payment with respect to any such objections and demands for payment or agree to settle any such demands.

      2.2 Closing. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. EST on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated by this Agreement (the "CLOSING Date"), at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, unless another time, date or place is agreed to in writing by the parties hereto.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF QUALIA

      Each of Qualia and the Principal Stockholders, jointly and severally, represents and warrants to the iCAD Parties as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

      3.1 ORGANIZATION OF QUALIA. Qualia is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Qualia has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business where such properties are now owned, leased, or operated and such business is now conducted. Qualia is qualified to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Except as set forth on SCHEDULE 3.1, Qualia is not a participant in any joint venture or partnership with any other Person with respect to any part of its operation of its business.

      3.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

            (a) Qualia has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The Principal Stockholders are individuals having all necessary capacity, power and authority to execute and deliver this Agreement and such other agreements and documents to be executed and delivered by any of them pursuant hereto and to consummate the transactions contemplated hereby and thereby.

            (b) The consummation by Qualia of the transactions contemplated hereby has been duly authorized by all requisite corporate action, including approval by the stockholders of Qualia as required to consummate the Merger. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of Qualia and the Principal Stockholders to the extent they are parties thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

      3.3 BOOKS AND RECORDS. The minute books, stock record books, and other records of Qualia and its Subsidiaries, all of which have been made available to iCAD, are complete and correct in all respects. Except as set forth on SCHEDULE 3.3, the minute books of Qualia and its Subsidiaries contain accurate and complete records in all respects of all meetings held of, and corporate action taken by, the respective stockholders, the respective Board of Directors, and committees of the Board of Directors of Qualia and its Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records shall be in the possession of Qualia.

      3.4 ABSENCE OF CONFLICTING AGREEMENTS. Except as set forth on SCHEDULE 3.4, as to Qualia and its Subsidiaries, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both):
(a) does not require the consent of any third party; (b) will not conflict with any provision of the Certificate of Incorporation, By-Laws, or other organizational documents of Qualia or any of its Subsidiaries; (c) will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which Qualia or any of its Subsidiaries is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Qualia or any of its Subsidiaries is a party or by which Qualia or any of its Subsidiaries or their respective assets may be bound; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the assets of Qualia or any of its Subsidiaries or any of the Qualia Common Stock. Except for the filing of the Certificate of Merger, no filing or consent with any Governmental Body or any other third party is required of Qualia or any of its Subsidiaries to consummate this Agreement or the transactions contemplated hereby.

      3.5 GOVERNMENTAL AUTHORIZATIONS. SCHEDULE 3.5 contains a complete and accurate list of each Governmental Authorization that is held by Qualia or any of its Subsidiaries or that otherwise relates to the business of, or to any of the assets owned or used by, Qualia or any of its Subsidiaries. Qualia has made available to iCAD true and complete copies of all such Governmental Authorizations. Each Governmental Authorization listed or required to be listed in SCHEDULE 3.5 is valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in SCHEDULE 3.5, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in SCHEDULE 3.5. The Governmental Authorizations listed in SCHEDULE 3.5 collectively constitute all of the Governmental Authorizations necessary to permit Qualia and its employees to lawfully conduct and operate Qualia's and each of its Subsidiaries' respective businesses in the manner currently conducted and operated and to permit Qualia and each of its Subsidiaries to own and use its assets in the manner in which it currently owns and uses such assets.

      3.6 REAL PROPERTY. SCHEDULE 3.6 contains a complete description of all Real Property Interests (including street address, owner, and Qualia's or any of its Subsidiary's use thereof). The Real Property Interests listed on SCHEDULE
3.6 comprise all interests in real property necessary to conduct Qualia's and its Subsidiaries' business and operations as now conducted. Each leasehold or subleasehold interest on SCHEDULE 3.6 is legal, valid, binding, enforceable, and in full force and effect. No party thereto is in default, violation, or breach under any lease or sublease, and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach thereunder. Except as set forth on SCHEDULE 3.6, neither Qualia nor any of its Subsidiaries has received any notice of a default, offset, or counterclaim under any lease or sublease with respect to any of the Real Property Interests. As of the date hereof, Qualia and its Subsidiaries enjoy peaceful and undisturbed possession of the leased Real Property Interests; and so long as Qualia and its Subsidiaries fulfill their respective obligations under the lease(s) therefor, Qualia and its Subsidiaries have enforceable rights to non-disturbance and quiet enjoyment against its lessor or sublessor; and, except as set forth in SCHEDULE 3.6, no third party holds any interest in the leased premises with the right to foreclose upon Qualia's leasehold or subleasehold interest. Qualia and its Subsidiaries have legal and practical access to all of the Leased Real Property. All Leased Real Property (including the improvements thereon): (a) is in good condition and repair consistent with its current use; (b) is available for immediate use in the conduct of Qualia's business and operations; and (c) complies in all respects with all applicable building or zoning codes and the regulations of any Governmental Body having jurisdiction, except to the extent that the current use by Qualia and/or its Subsidiaries, while permitted, constitutes or would constitute a "nonconforming use" under current zoning or land use regulations. No eminent domain or condemnation proceedings are pending or threatened with respect to any Real Property Interests.

      3.7 TANGIBLE PERSONAL PROPERTY. SCHEDULE 3.7 lists the Tangible Personal Property comprising all items of tangible personal property necessary to conduct Qualia's and its Subsidiaries' business and operations as now conducted. Except as described in SCHEDULE 3.7, Qualia owns and has good title to each item of Tangible Personal Property, and none of the Tangible Personal Property owned by Qualia is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Encumbrances. With allowance for normal repairs, maintenance, wear, and obsolescence, each item of Tangible Personal Property is in good operating condition and repair and is available for immediate use in Qualia's and its Subsidiaries' business and operations.

      3.8 CONTRACTS. SCHEDULE 3.8 lists all written Contracts and true and complete descriptions of all oral Contracts (including any amendments and other modifications to such Contracts). All of the Contracts are in full force and effect and are valid, binding, and enforceable in accordance with their terms except as the enforceability of such Contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. Neither Qualia nor any of its Subsidiaries is, and no other party thereto is, in default, violation, or breach in any respect under any Contract, and, no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach in any respect thereunder. To Qualia's Knowledge, other than in the Ordinary Course of Business, no party to any Contract has any intention (a) to terminate such Contract or amend the terms thereof; (b) to refuse to renew the Contract upon expiration of its term; or (c) to renew the Contract upon expiration only on terms and conditions that are more onerous than those now existing. Except as set forth in SCHEDULE 3.8 or as may occur in the Ordinary Course of Business: (a) no Person has or may acquire any rights under, and no Person has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by Qualia or any of its Subsidiaries; and (b) no officer, director, agent, employee, consultant, or contractor of Qualia or any of its Subsidiaries is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of Qualia and its Subsidiaries, or (ii) assign to Qualia or to any other Person any rights to any invention, improvement, or discovery.

      3.9 INTANGIBLES.

            (a) SCHEDULE 3.9 (a) contains (i) an accurate, true and complete list of all Intangibles and Software material to the business of Qualia or its Subisdiaries (other than trade secrets and know-how) owned, marketed, licensed (as licensor or licensee), supported, maintained, used or under development or design by Qualia and its Subsidiaries with respect to Qualia's and its Subsidiaries' respective business, (ii) in the case of Software (other than commercially available third party applications), a product description, the language in which it is written and the type of hardware platform(s) on which it runs, and (iii) an indication whether it is owned or licensed by Qualia or any of its Subsidiaries. No other Intangibles (other than trade secrets, know-how and Software) are used to operate Qualia's or its Subsidiaries' respective business as now conducted and Qualia or its Subsidiaries are the sole and exclusive owners of all such Intangibles. No other Software is used to operate Qualia's and its Subsidiaries' respective business as now conducted, and Qualia or its Subsidiaries are either the sole and exclusive owner or have the valid right to use such Software. Each of the Principal Stockholders is sufficiently familiar with the Software, technologies, patent applications and licenses related to the so called "Second Look" computer aided detection application (collectively, the "TECHNOLOGY") as is reasonably required of their respective offices and responsibilities with Qualia and its subsidiaries.

            (b) Except as set forth on SCHEDULE 3.9(B), (a) each of Qualia and its Subsidiaries have good and marketable title to, and have the full right to use, all of the Intangibles owned by it, free and clear of any mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except for Permitted Encumbrances; (b) no rights of any other Person are necessary to use, reproduce, distribute, display, perform, market, license, sell, modify, adapt, translate, update, and/or create derivative works based upon the Intangibles which are owned by Qualia or any of its Subsidiaries; (c) all of the Intangibles (other than the Intangibles licensed to Qualia or any of its Subsidiaries) were created as a work for hire (as defined under U.S. copyright law) for and of Qualia and/or its Subsidiaries by regular full time employees of Qualia or its Subsidiaries; and (d) to the extent that any author, creator, contributor or developer of any such Intangibles was not a regular full-time employee of Qualia or any of its Subsidiaries at the time such Person contributed to such Intangibles, such author or developer has irrevocably assigned to Qualia or its Subsidiaries in writing all copyrights and other proprietary rights in such Person's work with respect to such Intangibles.

            (c) With respect to the Software listed on SCHEDULE 3.9(A) and owned by Qualia or any of its Subsidiaries, (i) Qualia and its Subsidiaries maintain machine-readable master-reproducible copies, source code listing, technical documentation and (with respect to Software licensed or provided to Qualia's and its Subsidiaries' customers for their use) user manuals for all versions and releases thereof and for all earlier versions thereof currently being used, provided, supported, maintained or marketed by it; (ii) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (iii) it is written in the language set forth on SCHEDULE 3.9(A), for use on the hardware set forth on SCHEDULE 3.9(A) with standard operating systems; (iv) it can be maintained and modified by reasonably competent programmers familiar with such languages, hardware and operating systems, and
(v) in each case, it operates substantially in accordance with technical documentation and user manuals (if any), without material operating defects.

            (d) Except as set forth on SCHEDULE 3.9 (D), and to Qualia's Knowledge, none of the Intangibles (other than commercially available Software being licensed by Qualia or any of its Subsidiaries from third Persons), or their respective past or current uses, including the preparation, distribution, marketing or licensing thereof, has violated or infringed upon, or is violating or infringing upon, any Intellectual Property Right or other proprietary right of any Person. None of the Intangibles (other than commercially available Software being licensed by Qualia or any of its Subsidiaries from third Persons) is subject to any mortgages, pledges, liens, security interests, encumbrances, writ, injunction, citation, award, judgment, order or decree or other charges or rights of others of any kind or nature except for Permitted Encumbrances. No proceeding is pending against or any of its Subsidiaries, nor to Qualia's Knowledge, has any proceeding been threatened or claim or demand been made against Qualia or any of its Subsidiaries, which challenges or challenged the legality, validity, enforceability, use or ownership (as applicable) by Qualia or any of its Subsidiaries of any or all of the Intangibles. To Qualia's Knowledge, and except as disclosed in SCHEDULE 3.9(D), no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Intangibles. CADx is not improperly using any confidential information or trade secrets of any of its past or present employees. The ownership and use of the Intangibles does not violate any law, statute, ordinance or regulation.

            (e) Qualia and its Subsidiaries have maintained all copyrights, patents, trade secrets and other Intellectual Property Rights included in the Intangibles. Except as set forth on Schedule 3.9 (e), Qualia and its Subsidiaries have taken reasonable precautions to prevent, and to Qualia's Knowledge, neither Qualia nor any of its Subsidiaries has (i) disclosed or delivered or permitted disclosure of the source code (or any aspect or portion thereof) for the Software or other Intangibles owned by Qualia or any of its Subsidiaries to any escrow agent or any other Person (other than the employees of Qualia or its Subsidiaries and software developers under contract with Qualia or its Subsidiaries), or (ii) disclosed or delivered or permitted disclosure of the object code (or any aspect or portion thereof) for the Software or other Intangibles owned by Qualia or any of its Subsidiaries to any escrow agent or any other Person, other than the employees of Qualia or any of its Subsidiaries and software developers under contract with Qualia or any of its Subsidiaries, or other than pursuant to a valid license.

            (f) Except as set forth on SCHEDULE 3.9 (F), all licenses, sublicenses, agreements, arrangements and other contracts to which Qualia or any of its Subsidiaries is a party under which Qualia or any of its Subsidiaries uses any Intangible, or which covers or relates to any or all Intangible, are legal, valid and binding obligation of Qualia and its Subsidiaries, and, to Qualia's Knowledge, of the other parties thereto, and are in full force and effect. Upon consummation of the transactions contemplated hereby, each such license, sublicense, agreement, arrangement and other contract will continue to be the legal, valid and binding obligation of Qualia and its Subsidiaries, and to Qualia's Knowledge, the other parties thereto, and will be in full force and effect on terms identical to those in effect immediately prior to the consummation of the transactions contemplated hereby. Neither Qualia nor any of its Subsidiaries is in breach of or default under any license, sublicense or other contract covering or relating to any Intangible and has not performed any act or omitted to perform any act which, with notice or lapse of time or both, will become or result in a material breach or default thereunder. No proceeding is pending or, to Qualia's Knowledge, threatened, against Qualia or any of its Subsidiaries, nor has any claim or demand been made against Qualia or any of its Subsidiaries, which challenges the legality, validity, enforceability or ownership of any license, sublicense, agreement, arrangement or other contract covering or relating to any Intangible.

            (g) None of the Software, Technology or other Intangibles listed or required to be listed on SCHEDULE 3.9(A) is owned by or registered in the name of any of the Principal Stockholders or any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor (other than software licensors listed on SCHEDULE 3.9(A)) of Qualia or any of its Subsidiaries nor does any such Person have any interest therein or right thereto, including but not limited to the right to royalty payments.

            (h) Except with respect to demonstration or trial copies, no portion of any Intangibles owned by Qualia or any of its Subsidiaries contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines, code or program or hardware components that permits unauthorized access or to disable or erase software, hardware, or data without the consent of the user or that is intended to do so.

            (i) Schedule 3.9(i) contains a list of all Internet domain names ("Domain Names") registered in the name of Qualia or any of its Subsidiaries and/or used or held for use in connection with their respective business. Qualia and/or its Subsidiaries are the registrant of all such Domain Names and all registrations of such Domain Names are current and in good standing. No action has been taken or is pending to challenge rights to, suspend, cancel or disable any of its Domain Names, the registration therefor or the right of Qualia or any of its Subsidiaries to use such Domain Name. Qualia and each of its Subsidiaries have all right, title and interest in and to, and rights to use on the Internet, those Domain Names that are used as trademarks or trade names by them.

            (j) There is no governmental prohibition or restriction on the use by or any of its Subsidiaries of any of the Software, Technology or any other Intangible used or held for use in the conduct of Qualia's and its Subsidiaries' respective business as currently conducted.

            (k) Except as disclosed in SCHEDULE 3.9(K) and except for databases owned by third Persons and generally made available to the public without charge, Qualia is the sole owner of, and has good and marketable title to, all databases held for use in Qualia's or any of its Subsidiaries' business. Except as specified in SCHEDULE 3.9(K), no Person other than Qualia has any right or interest of any kind or nature in or to such databases. Neither the past nor current use of any database owned by Qualia or any of its Subsidiaries or the information contained therein in Qualia's or any of its Subsidiaries' respective business (i) has violated or infringed upon, or is violating or infringing upon, the rights of any Person; or (ii) breaches any duty or obligation owed to any Person; or (iii) violates the privacy or any law, rule or regulation relating to the privacy of any Person.

      3.10 TITLE TO PROPERTIES. Except as disclosed in SCHEDULE 3.6 or 3.7, each of Qualia and its Subsidiaries has good and marketable title to its respective assets and properties, and its respective assets and properties are not subject to mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except for Permitted Encumbrances.

      3.11 FINANCIAL STATEMENTS. Qualia has delivered to iCAD the following financial statements (the "FINANCIAL STATEMENTS") with respect to Qualia and its
Subsidiaries: (a) the consolidated financial statements, including the balance sheet, statement of income, changes in stockholder's equity and cash flow statements for the three (3) years ended March 31, 2003, March 31, 2002 and March 31, 2001 as audited by Barry Smith CPA and Associates and Brady Ware & Schoenfeld, Inc., independent public accountants, (b) the unaudited consolidated balance sheet, statement of income, changes in stockholders' equity and cash flow statements for the period ending September 30, 2003. Each of the foregoing Financial Statements (including, in all cases, the notes thereto, if any) (i) is accurate and complete in all respects, (ii) fairly presents in all respects the financial condition and results of operations of Qualia and its Subsidiaries, and (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby (except as may be indicated in the notes to such financial statements and that the unaudited statements will be subject to normal year-end adjustments). No financial statements of any Person other than Qualia or its Subsidiaries delivered to iCAD are required by GAAP to be included in the financial statements of Qualia and its Subsidiaries in order to present a true financial picture of Qualia and its Subsidiaries. Except as set forth in SCHEDULE 3.11, neither Qualia nor any of its Subsidiaries has liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise, including, without limitation, any capital commitments) except for liabilities or obligations reflected or reserved against in the Financial Statements and liabilities incurred in the Ordinary Course of Business since the dates thereof. No off-balance sheet transactions exist in which Qualia or its Subsidiaries are a party.

      3.12 TAX MATTERS.

            (a) Except as set forth on SCHEDULE 3.12(A) hereto:

                  (i) All Tax Returns required to be filed by Qualia and each of its Subsidiaries have been filed when due in a timely fashion and all such Tax Returns are true, correct and complete in all respects.

                  (ii) Qualia and each of its Subsidiaries has paid in full on a timely basis all Taxes owed by it that were payable on or prior to the date hereof, whether or not shown on any Tax Return.

                  (iii) The aggregate amount of the liabilities of Qualia and its Subsidiaries for unpaid Taxes did not, as of September 30, 2003, exceed the amount of the current liability accruals for such Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements.

                  (iv) Qualia and each of its Subsidiaries has withheld and paid over to the proper Governmental Bodies all Taxes required to have been withheld and paid over (and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto) in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

                  (v) Neither Qualia nor any of its Subsidiaries has received notice or is the subject of any Tax Proceeding currently pending with respect to it, and neither Qualia nor any of its Subsidiaries has received notice from any Tax Authority that it intends to commence a Tax Proceeding.

                  (vi) No waiver or extension by Qualia or any of its Subsidiaries of any statute of limitations is currently in effect with respect to the assessment, collection, or payment of Taxes of Qualia or any of its Subsidiaries or for which Qualia or any of its Subsidiaries is liable.

                  (vii) Neither Qualia nor any of its Subsidiaries has requested any extension of the time within which to file any Tax Return of Qualia or any of its Subsidiaries that is currently in effect.

                  (viii) There are no liens on the assets of Qualia or any of its Subsidiaries relating or attributable to Taxes, other than Permitted Encumbrances.

                  (ix) Neither Qualia nor any of its Subsidiaries is or has been at any time during the preceding five years a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (x) Neither Qualia nor any of its Subsidiaries has entered into an agreement or consent made under Section 341(f) of the Code.

                  (xi) Neither Qualia nor any of its Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

                  (xii) Neither Qualia nor any of its Subsidiaries is or has at any time been a party to a tax sharing, tax indemnity or tax allocation agreement, and neither Qualia nor any of its Subsidiaries has assumed the Tax Liability of any other Person.

                  (xiii) Neither Qualia nor any of its Subsidiaries is or has at any time been a member of an affiliated group filing a consolidated federal income tax return or has any liability for the Taxes of another entity or person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise.

                  (xiv) Neither Qualia nor any of its Subsidiaries is a party to any joint venture, partnership, limited liability company or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

                  (xv) None of Qualia's or any of its Subsidiaries' assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                  (xvi) Neither Qualia nor any of its Subsidiaries has made an election under Section 1362 of the Code to be treated as an S corporation or is currently treated as an S Corporation for federal income tax purposes.

            (b) Qualia has furnished or otherwise made available to iCAD correct and complete copies of (i) all income, franchise and other Tax Returns filed by Qualia and its Subsidiaries since March 31, 2000; and (ii) all examination reports, statements of deficiencies and closing agreements received by Qualia and its Subsidiaries relating to Taxes.

            (c) SCHEDULE  3.12(C) contains  complete and accurate  statements of
(i) Qualia's basis in its assets as of March 31, 2003, (ii) the amount of any net operating loss, net capital loss and any other Tax carryovers of Qualia (including losses and other carryovers subject to any limitations), and (iii) Tax elections made by Qualia as of March 31, 2003. Except as stated in SCHEDULE 3.12(C), Qualia has no net operating losses or other Tax attributes presently subject to limitation under Code Sections 382, 383 or 384, or the federal consolidated return regulations.

      3.13 INSURANCE. Qualia and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are consistent with its past practices. SCHEDULE 3.13 sets forth a complete listing of all insurance maintained by Qualia or any of its Subsidiaries (attaching a certificate of insurance for each such policy and indicating the respective premiums of such policies).

      3.14 PERSONNEL AND EMPLOYEE BENEFITS.

            (a) EMPLOYEES AND COMPENSATION. SCHEDULE 3.14 contains a true and complete list of all employees employed by Qualia or any of its Subsidiaries as of the date hereof. SCHEDULE 3.14 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by Qualia or any of its Subsidiaries, including, with respect to the employees any:

                  (i) "Employee welfare benefit plan," as defined in Section 3(1) of ERISA, that is maintained or administered by Qualia or any of its Subsidiaries or to which Qualia or any of its Subsidiaries contributes or is required to contribute (a "WELFARE PLAN");

                  (ii) "Multiemployer pension plan," as defined in Section 3(37) of ERISA, that is maintained or administered by Qualia or any of its Subsidiaries or to which Qualia or any of its Subsidiaries contributes or is required to contribute (a "MULTIEMPLOYER PLAN" and, together with the Welfare Plans, the "BENEFIT PLANS");

                  (iii) "Employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), to which Qualia or any of its Subsidiaries contributes or is required to contribute (a "PENSION PLAN");

                  (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

                  (v)  Employment,   severance,   or  other  similar   contract,
arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or arrangement for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that (A) is not a Welfare Plan, Pension Plan, or Multiemployer Plan, and (B) is entered into, maintained, contributed to, or required to be contributed to by Qualia or any of its Subsidiaries or under which Qualia or any of its Subsidiaries has any liability relating to employees (collectively, "BENEFIT ARRANGEMENTS").

            (b) PENSION PLANS. Neither Qualia nor any of its Subsidiaries sponsors, maintains, or contributes to any Pension Plan other than any Pension Plan listed on SCHEDULE 3.14. Each Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

            (c) WELFARE PLANS. Each Welfare Plan complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Neither Qualia nor any of its Subsidiaries sponsors, maintains, or contributes to any Welfare Plan that provides health or death benefits to former employees of Qualia or any of its Subsidiaries other than as required by Section 4980B of the Code or other applicable laws.

            (d) BENEFIT ARRANGEMENTS. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement. Neither Qualia nor any of its Subsidiaries is a party to written contract prohibiting the termination of any employee.

            (e) MULTIEMPLOYER PLANS. Except as disclosed in SCHEDULE 3.14, neither Qualia nor any of its Subsidiaries has at any time been a participant in any Multiemployer Plan.

            (f) DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. Qualia has delivered or made available to iCAD true and complete copies of each of the following documents:

            (i) Each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees, all annuity contracts or other funding instruments; and (ii) Each Benefit Arrangement and written descriptions thereof that have been distributed to Employees and complete descriptions of any Benefit Arrangement that is not in writing.

            (g) LABOR RELATIONS. Except as set forth in SCHEDULE 3.14(G), neither Qualia nor any of its Subsidiaries is a party to or subject to any collective bargaining agreement or written or oral employment agreement with any employee. Except as set forth in SCHEDULE 3.14(G), with respect to the employees, Qualia and its Subsidiaries have complied in all respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that Qualia or any of its Subsidiaries has failed to comply with any such laws, rules, or regulations. No proceedings are pending or threatened between Qualia or any of its Subsidiaries, on the one hand, and any employee (singly or collectively), on the other hand. No labor union or other collective bargaining unit represents or claims to represent any of the employees. There is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of Qualia or any of its Subsidiaries or to request a National Labor Relations Board certification election with respect to any employees.

      3.15 LEGAL ACTIONS AND ORDERS.

            (a) Except as disclosed on SCHEDULE 3.15, there is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending or threatened, against Qualia or any of its Subsidiaries or relating to the assets used by Qualia or any of its Subsidiaries, or the business or operations of Qualia or any of its Subsidiaries, nor does Qualia or any of its Subsidiaries know of any basis for the same.

            (b) Except as set forth in SCHEDULE 3.15:

                  (i) there is no Order to which Qualia or any of its Subsidiaries or the assets owned or used by Qualia or any of its Subsidiaries, or to which Qualia's or any of its Subsidiaries' business or operations, is subject; and

                  (ii) no officer, director, agent, or employee of Qualia or any of its Subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Qualia and its Subsidiaries.

            (c) Except as set forth in SCHEDULE 3.15:

                  (i) Qualia and each of its Subsidiaries are, and at all times have been, in compliance with all of the terms and requirements of each Order to which any of them, or any of the assets owned or used by any of them, or their business or operations, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Qualia or any of its Subsidiaries, or any of the assets owned or used by Qualia or any of its Subsidiaries, or their business or operations, is subject; and

                  (iii) neither Qualia nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any
Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Qualia or any of its Subsidiaries, or any of the assets owned or used by Qualia or any of its Subsidiaries, or their business or operations, is or has been subject.

      3.16 ENVIRONMENTAL COMPLIANCE.

            (a) Except as disclosed on SCHEDULE 3.16: (i) none of the Tangible Personal Property, none of the Real Property and none of the Real Property Interests contain (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; or (z) any underground storage tanks;
(ii) no underground storage tank disclosed on SCHEDULE 3.16 has leaked and has not been remediated or leaks and such tank is in substantial compliance with all applicable Environmental Laws; and (iii) all of the Leased Real Property Interests are in full compliance with all applicable Environmental Laws.

            (b)  Qualia  and  each  of  its   Subsidiaries   have  obtained  all
Governmental Authorizations that are required under all Environmental Laws.

      3.17 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in SCHEDULE 3.17:

            (a) Qualia and each of its Subsidiaries are, and at all times have been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

            (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Qualia or any of its Subsidiaries of, or a failure on the part of Qualia or any of its Subsidiaries to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Qualia or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (c) neither Qualia nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Qualia or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      3.18  CONDUCT  OF  BUSINESS  IN  ORDINARY  COURSE.  Except as set forth in
SCHEDULE 3.18, since September 30, 2003 and through the date hereof, there has not been any Material Adverse Effect involving Qualia or its Subsidiaries. Without limiting the generality, since that date, neither Qualia nor any of its Subsidiaries have:

            (a) other than granting employee bonuses with respect to the exercise of previously existing outstanding options and the Additional Options (as defined below) and the acceleration of such previously existing outstanding options, made any increase in compensation payable or to become payable to any of its employees outside the Ordinary Course of Business;

            (b) made any sale, assignment, lease, or other transfer of assets other than in the Ordinary Course of Business with suitable replacements being obtained therefor;

            (c) canceled any debts owed to or claims held by Qualia or any of its Subsidiaries outside the Ordinary Course of Business;

            (d) made any changes in Qualia's or any of its Subsidiaries' accounting practices;

            (e) suffered any write-down of the value of any assets or any write-off as uncollectible of any of its accounts receivable;

            (f) transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right;

            (g) imposed any security interest upon any of its assets, tangible or intangible;

            (h) made any capital expenditures outside the Ordinary Course of Business;

            (i) made any capital investment in or any loan to any other Person outside the Ordinary Course of Business;

            (j) created, incurred, assumed, or guaranteed more than Twenty Thousand Dollars ($20,000.00) in aggregate indebtedness for borrowed money in capitalized lease obligations;

            (k) made any or authorized any change to its Certificate of Incorporation or Bylaws;

            (l) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than (i) the grant of options to employees to purchase up to an additional 100,000 shares evenly divided between Class A Common Stock and Class B Common Stock (the "Additional Options") and (ii) the issuance of Qualia Common Stock upon exercise of previously existing outstanding options to Purchase Qualia Common Stock and the Additional Options;

            (m)  declared,   set  aside,  or  paid  any  dividend  or  made  any
distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (n) experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

            (o) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

            (p) granted any increase in the base compensation of or made any other change of employment terms for any of its directors outside the Ordinary Course of Business;

            (q) granted any increase in the base compensation of or made any other change of employment terms for any of its officers outside the Ordinary Course of Business;

            (r) granted any increase in the base compensation of or made any other change of employment terms for any of its employees outside the Ordinary Course of Business;

            (s) made or changed any Tax election or taken any other action with respect to Taxes not in the Ordinary Course of Business and consistent with past practices; or

            (t) committed to do any of the foregoing.

      3.19 INSOLVENCY PROCEEDINGS. Neither Qualia nor any of its Subsidiaries is, and their respective assets and properties are not, the subject of any pending or threatened insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, or composition with creditors, voluntary or involuntary. Neither Qualia nor any of its Subsidiaries has made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings.

      3.20  CAPITALIZATION.  The authorized  capital stock of Qualia consists of
(i) 1,905,554 shares of Class A common stock, $.00001 par value, of which 907,500 shares are issued and outstanding, and (ii) 952,777 shares of Class B common stock, $.00001 par value, of which 780,000 shares are issued and outstanding. All of the issued and outstanding shares of Qualia Common Stock and their ownership are as described on SCHEDULE 3.20. All of the outstanding shares of Qualia Common Stock have been validly issued and are fully paid and nonassessable and are held of record by the Qualia stockholders as set forth
SCHEDULE 3.20 hereto. Except as described on SCHEDULE 3.20, (a) no shares of Qualia Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of Qualia or other securities of Qualia convertible or exchangeable at any time into equity securities of Qualia; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of Qualia; and (d) Qualia is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of Qualia at any time under options, subscriptions, warrants, rights, or other obligations.

      3.21 INTERESTS IN OTHER ENTITIES; RELATIONSHIPS WITH RELATED PERSONS.

            (a) SCHEDULE 3.21(A) sets forth a true and complete list of all Subsidiaries of Qualia, together with the jurisdiction of incorporation of each, the percentage of each such Subsidiary's outstanding capital stock owned by Qualia or another of Qualia's Subsidiaries and, to the extent that any Subsidiaries are not wholly-owned by Qualia or any of its Subsidiaries, the identity of all owners thereof and the percentage of each such Subsidiaries capital stock held by each such owner. Each such Subsidiary is a duly organized corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. Except as otherwise provided in SCHEDULE 3.21(A), all of the capital stock of each of such Subsidiaries is owned by Qualia or another of Qualia's Subsidiaries free and clear of any and all Liens.

            (b) No Related Person of Qualia or any of its Subsidiaries has, or since the first day of the next to last completed fiscal year of Qualia has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Qualia's business. Except as set forth in SCHEDULE 3.21(B), no Related Person of Qualia is, or since the first day of the next to last completed fiscal year of Qualia has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a financial interest in any transaction with Qualia other than business dealings or transactions conducted in the Ordinary Course of Business with Qualia at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Qualia or any of its Subsidiaries with respect to any line of the products or services of Qualia or any of its Subsidiaries (a "COMPETING BUSINESS") in any market presently served by Qualia or any of its Subsidiaries except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
SCHEDULE 3.21(B), no Related Person of Qualia or any of its Subsidiaries is a party to any Contract with, or has any claim or right against, Qualia or any of its Subsidiaries.

      3.22 ACCOUNTS; LOCKBOXES; SAFE DEPOSIT BOXES. SCHEDULE 3.22 contains a true and complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which any of Qualia and its Subsidiaries has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto and (ii) the location of all lockboxes and safe deposit boxes of the Qualia or its Subsidiaries and the names of all persons authorized to draw thereon or have access thereto. At the Effective Time, neither Qualia nor any of its Subsidiaries shall have any such account, lockbox or safe deposit box other than those listed in SCHEDULE 3.22, nor shall any additional person have been authorized, from the date of this Agreement, to draw thereon or have access thereto. The stockholders of Qualia and their Affiliates have not commingled monies or accounts of Qualia or its Subsidiaries with other monies or accounts of such stockholders and their Affiliates or relating to their other businesses nor have such stockholders or their Affiliates transferred monies or accounts of Qualia or its Subsidiaries other than to an account of Qualia or its Subsidiaries. At the Effective Time, all monies and accounts of Qualia and its Subsidiaries shall be held by, and be accessible only to, Qualia or its Subsidiaries.

      3.23 BROKERS OR FINDERS. Except as set forth in SCHEDULE 3.23, neither Qualia, its Subsidiaries, the Principal Stockholders nor any other Qualia stockholders, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

      3.24 DISCLOSURE. No representation or warranty of Qualia in this Agreement and no statement in the Schedules omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      3.25 DUE DILIGENCE. Except as provided in SCHEDULE 3.25, Qualia has made available to iCAD or Blank Rome LLP, counsel to iCAD, all agreements, certificates, correspondence and other items, documents and information requested pursuant to the Corporate Review Memorandum dated November 13, 2003 of Blank Rome LLP.

      3.26 FDA QUALIFICATION AND APPROVALS:

            (a) Each of Qualia and its  Subsidiaries  (i) is in compliance  with the provisions of all laws, rules and regulations applicable to Qualia and its Subsidiaries and their products, including the Federal Food, Drug, and Cosmetic Act (the "FDC ACT") and all applicable state and foreign laws and regulations comparable to the FDC Act, the rules and regulations promulgated thereunder and all rules and regulations promulgated by the Food and Drug Administration ("FDA") and all comparable and applicable state and foreign regulatory authorities, including but not limited to those laws, rules and regulations relating to investigational use, premarket clearance, good manufacturing practices, labeling, adverstising, record keeping, medical device reporting, and security; (ii) has all authorizations, approvals, consents, orders, registrations, licenses or permits of any court or the FDA and all comparable state and foreign regulatory authorities which are necessary or required for it to conduct its business as now conducted; and (iii) has had no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, on account of such regulatory matters.

            (b) All applications, submissions, information, claims and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for such authorizations, approvals, consents, orders, registrations, licenses or permits are accurate, complete, correct and true as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the appropriate regulatory body.

            (c) All experiments, human or otherwise, performed in connection with or as the basis for any regulatory approval required for Qualia's or any of its Subsidiaries' products have been performed in accordance with appropriate research and study design, and all required protocols and consents and any conclusions derived therefrom are scientifically supported. The claims approved by the FDA for each of Qualia's and its Subsidiaries' respective products are valid and supported by proper research design, testing, analysis and disclosure.

            (d) No product of Qualia or any of its Subsidiaries has been recalled, withdrawn, suspended or discontinued by Qualia or any of its
Subsidiaries. No proceedings are pending against Qualia or any of its Subsidiaries seeking the recall, withdrawal, suspension or seizure of any product of Qualia or any of its Subsidiaries. Neither Qualia nor any of its Subsidiaries has received notice that the FDA or any state or foreign regulatory authority has commenced or threatened to initiate any action to withdraw its approval or to request the recall of any product of Qualia or any of its Subsidiaries, or has commenced or threatened to initiate any action to enjoin production at any facility of Qualia or any of its Subsidiaries.

            (e) Neither Qualia, any of its Subsidiaries nor any officer, employee or agent of Qualia has made any untrue statement of a material fact or fraudulent statement to the FDA or any state or foreign regulatory authority or failed to disclose a fact required to be disclosed to the FDA or any state or foreign regulatory authority, or committed any act, made any statement or failed to make any statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other regulatory authority to invoke with respect to Qualia or any of its Subsidiaries its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) or any similar policy.

      3.27 INVESTMENT INTENT. Each of the Principal Stockholders who will receive shares of iCAD Common Stock pursuant to this Agreement represents and warrants to iCAD that:

            (a) He, she or it understands that the shares of iCAD Common Stock are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that the shares have not been registered under the Securities Act, and may not be sold, transferred or otherwise disposed of, except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act or any other applicable state securities laws ("OTHER SECURITIES LAWS"), and that iCAD is under no obligation to register the shares of iCAD Common Stock under the Securities Act, and that the iCAD is not obligated to take any other action in order to make compliance with an exemption from the registration provisions of the Securities Act available, except that, until Rule 144(k) is available to the Principal Stockholders who continue to own any shares of iCAD Common Stock which can only be sold or disposed of in accordance with Rule 144. iCAD shall use its commercial reasonable efforts to comply with the current public information requirements thereunder so that the applicable Principal Stockholder will be able to avail himself of Rule 144 in order to sell or dispose of such shares of iCAD Common Stock.

            (b) He, she or it understands that the certificates representing the shares of iCAD Common Stock will bear a restrictive legend thereon substantially as follows:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY OTHER SECURITIES LAWS."

            (c) He, she or it understands that iCAD will direct its transfer agent for the iCAD Common Stock to place a stop transfer instruction against the certificates representing the shares of iCAD Common Stock and will instruct its transfer agent to refuse to effect any transfer thereof in the absence of a registration statement declared effective by the SEC with respect to the Shares or a favorable opinion of counsel, satisfactory to iCAD, that such transfer is exempt from registration under the Act and Other Securities Laws.

            (d) He, she or it has appointed a Purchaser  Representative  (within the meaning of Rule 502 of the Act) as his, her or its investment advisor and Purchaser Representative in connection with the evaluation of the representations and warranties of any investment by the him, her or it in the iCAD Common Stock and that he, she or it has (i) had an opportunity to ask questions of and receive answers from such Purchaser Representative with respect to iCAD, and all such questions have been answered to the full satisfaction of such Principal Stockholder, (ii) discussed with such Purchaser Representative the terms and conditions of his, her or its investment in the iCAD Common and
(iii) discussed with such Purchaser Representative the merits and risks of an investment in the shares of iCAD Common Stock.

            (e) He, she or it or their Purchaser Representative has received copies of the iCAD Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and all other documents that iCAD filed with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), subsequent to the filing of such Form 10-K, including, in each case, the exhibits thereto; and that he, she or it has had the opportunity to review public information concerning iCAD, and understands such information.

            (f) He, she or it is able to bear the economic risk of an investment in the shares of iCAD Common Stock, including, without limiting the generality of the foregoing, the risk of losing part or all of his, her or its investment in the shares of iCAD Common Stock and his, her or its possible inability to sell or transfer the shares of iCAD Common Stock for an indefinite period of time.

            (g) He, she or it is acquiring the shares of iCAD Common Stock for his, her or its own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act or any Other Securities Laws, in violation of the Securities Act.

            (h) He, she or it acknowledges that iCAD has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Securities Act may not be present if, notwithstanding such representations, he, she or it is acquiring the shares of iCAD Common Stock for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

            (i) that he, she, it or the Purchaser Representative has such knowledge and expertise in financial and business matters that is capable of evaluating the merits and risks involved in an investment in iCAD Common Stock and that he, she or it and the Purchaser Representative have had a reasonable opportunity to ask questions of and receive answers from iCAD concerning iCAD and that any such questions had been answered to their satisfaction.

      3.28 RECAPITALIZATION. The execution and delivery by each of Qualia and CADx Medical Systems Inc. (collectively, the "RECAPITALIZATION PARTIES") of that certain Recapitalization and Participation Agreement (the "RECAPITALIZATION AGREEMENT") and the consummation of the transactions contemplated thereby (with or without the giving of notice, the lapse of time, or both): (a) did not require the consent of any third party; (b) did not and will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which Qualia or any of its Subsidiaries is subject; and (c) did not and will not and will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which either of the Recapitalization Parties is a party or by which either of the Recapitalization Parties or their respective assets may be bound.

                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES
                               OF THE ICAD PARTIES

      The iCAD Parties, jointly and severally, represent and warrant to Qualia as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

      4.1 ORGANIZATION OF ICAD AND MERGER SUB. Each of iCAD and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of iCAD and Merger Sub has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business where such properties are now owned, leased, or operated and such business is now conducted. Each of iCAD and Merger Sub is qualified to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Neither iCAD nor Merger Sub is a participant in any joint venture or partnership with any other Person with respect to any part of its operations of its business.

      4.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. iCAD and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by iCAD and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of iCAD and Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

      4.3 ABSENCE OF CONFLICTING AGREEMENTS. As to iCAD and Merger Sub, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Certificate of Incorporation, By-Laws, or other organizational documents of iCAD or Merger Sub;
(c) will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which iCAD or Merger Sub is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license, or permit to which iCAD is a party or by which Merger Sub or its assets may be bound; and
(e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the assets of iCAD or Merger Sub or any of the iCAD Common Stock. Except for the filing of the Certificate of Merger, no filing with any Governmental Body or any other third party is required to consummate this Agreement or the transactions contemplated hereby.

      4.4 CAPITALIZATION. The authorized capital stock of iCAD consists of 1,000,000 shares of Preferred Stock and 50,000,000 shares of iCAD Common Stock. All of the outstanding shares of such Preferred Stock and iCAD Common Stock have been validly issued and are fully paid and nonassessable. Other than as set forth on SCHEDULE 4.4, iCAD does not have any Subsidiaries and does not have any equity interest in any corporation, partnership, limited liability company, joint venture, or other entity. All of the Share Consideration will, upon its issuance in accordance with the provisions of this Agreement, be validly issued, fully paid and, subject to the provisions of the Escrow Agreement, non-assessable.

      4.5 SEC FILINGS; FINANCIAL STATEMENTS.

            (i) As of the date hereof, iCAD has filed all forms, reports and documents required to be filed by iCAD with the SEC (collectively, the "ICAD SEC REPORTS"). The iCAD SEC Reports (a) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing), to iCAD's Knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such iCAD SEC Reports or necessary in order to make the statements in such iCAD SEC Reports, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the iCAD Parties, there is no material adverse information not contained in the iCAD SEC Reports with respect to iCAD which a reasonable investor would consider material in making an investment decision in a similar situation.

            (ii) Each of the consolidated financial statements (including, in each case, any related notes) contained in the iCAD SEC Reports during the last three fiscal years (the "ICAD FINANCIAL STATEMENTS"), complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), and fairly presented the consolidated financial position of iCAD as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

      4.6 BROKERS OR FINDERS. Except as set forth on SCHEDULE 4.6, neither iCAD nor Merger Sub, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

      4.7 DISCLOSURE. No representation or warranty of iCAD or Merger Sub in this Agreement and no statement in the Schedules omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   SECTION 5

                                    COVENANTS

      5.1 PROCEDURE FOR EXCHANGE. Immediately after the Effective Time, iCAD shall make appropriate provision for issuance of certificates representing a portion of the Merger Consideration against surrender of the Qualia Common Stock or otherwise at the direction of iCAD.

      5.2 CONDUCT OF QUALIA'S BUSINESS PRIOR TO CLOSING. Except as otherwise contemplated by this Agreement, from the date hereof through the earlier of the termination of this Agreement or the Effective Time, each of Qualia and its Subsidiaries shall conduct its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as consented to by iCAD, during the period set forth in the preceding sentence, Qualia and its Subsidiaries shall act as follows:

            (i) neither Qualia nor any of its  Subsidiaries  shall not adopt any
change  in  any  method  of  accounting  or  accounting   practice,   except  as
contemplated or required by GAAP;

            (ii) neither Qualia nor any of its Subsidiaries shall amend its Certificate of Incorporation or Bylaws;

            (iii) except for the disposition of obsolete equipment in the Ordinary Course of Business, neither Qualia nor any of its Subsidiaries shall sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its business;

            (iv) neither Qualia nor any of its Subsidiaries shall merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

            (v) except as contemplated in this Agreement, neither Qualia nor any of its Subsidiaries shall authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock;

            (vi) neither Qualia nor any of its Subsidiaries shall incur, or agree to incur, any debt for borrowed money;

            (vii) neither Qualia nor any of its Subsidiaries shall change its historic practices concerning the payment of accounts payable;

            (viii) except in the Ordinary Course of Business, neither Qualia nor any of its Subsidiaries shall take any action, or fail to take action, to cause its liabilities to increase;

            (ix) neither Qualia nor any of its Subsidiaries shall declare, issue, or otherwise approve the payment of dividends of any kind in respect of its capital stock or redeem, purchase, or acquire any of its capital stock;

            (x)  Qualia  and  its  Subsidiaries  shall  the  existing  insurance
policies  on  the  assets  of  their  business  or  other   policies   providing
substantially similar coverages;

            (xi) except in the Ordinary Course of Business or except as otherwise contemplated by this Agreement, neither Qualia nor any of its Subsidiaries shall permit any increases in the compensation of any of its employees except as required by law or existing contract or agreement or enter into or amend any Qualia Benefit Plan or Qualia Benefit Arrangement;

            (xii) except in the Ordinary Course of Business, neither Qualia nor any of its Subsidiaries shall enter into or renew, extend or terminate, or waive any Contract, or incur any obligation that will be binding on Qualia or any of its Subsidiaries after Closing;

            (xiii) neither Qualia nor any of its Subsidiaries shall enter into any transactions with any Affiliate that will be binding upon Qualia or any of its Subsidiaries following the Closing Date;

            (xiv) Qualia and its Subsidiaries shall maintain their assets or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted;

            (xv) neither Qualia nor any of its Subsidiaries shall make or change any Tax election, amend any Tax Return, or take or omit to take any other action not in the Ordinary Course of Business that would have the effect of increasing any Taxes of Qualia or any of its Subsidiaries;

            (xvi) Qualia and its Subsidiaries shall file all Tax Returns when due; and

            (xvii) Qualia and its Subsidiaries shall preserve their business and assets and keep available their present employees and preserve present relationships with their customers, employees, and others having business relations with either of them.

      5.3 ACCESS TO QUALIA INFORMATION. Subject to the prior execution of an appropriate confidentiality agreement by iCAD, in a form reasonably acceptable to Qualia, from and after the date of this Agreement until the Closing Date, Qualia shall (a) give the iCAD Parties and the iCAD Parties' employees, accountants and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of Qualia to perform its due diligence review of Qualia; (b) provide the iCAD Parties with all financial information of Qualia that is distributed to the officers and directors of Qualia, including, but not limited to, the monthly internal financial statements prepared by Qualia promptly upon distribution of such information to the officers and directors of Qualia; and (c) provide copies of such information concerning Qualia as the iCAD Parties may reasonably request.

      5.4 CONSUMMATION OF TRANSACTION. Each of the parties hereto hereby agrees to use its commercially reasonable efforts to cause all conditions precedent to its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied, including, but not limited to, using all commercially reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

      5.5 COOPERATION/FURTHER ASSURANCES.

            (a) Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

            (b) Each of the parties hereto hereby further agrees to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents as may be required by this Agreement and such parties, or their respective legal counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

      5.6 QUALIA STOCKHOLDER MEETING. Each of Qualia and the Principal Stockholders shall take all action, to the extent necessary in accordance with applicable law, its Certificate of Incorporation and By-laws, to have Qualia's stockholders consider and take written action to adopt this Agreement and approve the Merger in accordance with the DGCL.

      5.7 REGISTRATION STATEMENT. iCAD shall, within thirty (30) business days after the Effective Time, prepare and file with the SEC, a registration statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act for the resale of the 750,000 of shares of iCAD Common Stock issued pursuant to the Merger and set forth on SCHEDULE 5.7. The obligations of iCAD under this
SECTION 5.7 with respect to the registration of any shares of iCAD Common Stock are expressly conditioned on each holder of such shares furnishing to iCAD such appropriate information concerning such holder, such holder's shares of iCAD Common Stock and the terms of such holder's offering of such iCAD Common Stock as iCAD may request.

      5.8 NOTICE OF DEVELOPMENTS. Each of the parties hereto shall give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in SECTION 3, and
SECTION 4 above. No disclosure by any Party pursuant to this SECTION 5.8, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

      5.9 INTENTIONALLY OMITTED.

      5.10 INVESTMENT REPRESENTATION LETTERS. On the Closing Date, the Principal Stockholders shall cause all of the other stockholders of Qualia who shall receive shares of iCAD Common Stock pursuant to the Merger to execute and deliver to iCAD an Investment Representation Letter containing the same representations and warranties as made by the Principal Stockholders set forth in SECTION 3.27 hereof (the "INVESTMENT REPRESENTATION LETTER").

      5.11 QUALIA STOCK OPTIONS AND PLANS. Prior to the Closing Date, Qualia shall take all action necessary to arrange for (i) all outstanding Qualia Options, warrants and other rights, contracts or commitments to purchase any of the capital stock or other equity interests in Qualia (collectively, "Qualia Option Rights") to be exercised or cancelled, and (ii) all stock option plans, equity participation plans and other equity plans of Qualia (collectively, "Qualia Option Plans") to be terminated.

      5.12 DIRECTORS OF ICAD. Within ten (10) days after the Effective Time, Steven Rogers and one independent director mutually agreed upon by Steven Rogers and iCAD shall be elected to the Board of Directors of the iCAD, subject to applicable Nasdaq governance rules.

      5.13 STOCKHOLDERS' AGREEMENT. At the Closing, each of the Principal Stockholders shall execute a stockholders agreement in the form of EXHIBIT C annexed hereto ("Stockholders' Agreement") with respect to certain restrictions on the sale of the shares of iCAD Common Stock received pursuant to this Agreement.

      5.14 RETIREMENT OF RIVER RAIN PROMISSORY NOTE. On or prior to Closing Date, iCAD shall retire the promissory note in favor of River Rain in the principal amount of $1.54 million, plus accrued interest, and Qualia shall obtain and deliver to iCAD a release of any and all liens on Qualia's and its Subsidiaries' respective assets.

      5.15 VOTING AGREEMENT. Contemporaneously with the execution of this Agreement, each of the Principal Stockholders shall enter into, and Qualia and the Principal Stockholders shall cause each of Briana BioTech, Inc. and CADx Canada, Inc. to enter into, a voting agreement with iCAD in the form of EXHIBIT D annexed hereto.

      5.16 STOCK CERTIFICATES. Contemporaneously with the execution of this Agreement, each of the Principal Stockholders shall, and Qualia and each of the Principal Stockholders shall cause each of Briana BioTech, Inc. and CADx Canada, Inc. to, deliver all stock certificates representing their respective shares of Qualia Common Stock, together with stock powers endorsed in bank, to Blank Rome LLP to be held in escrow pending the Closing.

      5.17 NONCOMPETE AGREEMENT. On or prior to the Closing Date, each of the Principal Stockholders shall, and Qualia and each of the Principal Stockholders shall use their reasonable best efforts to cause each of the persons and/or entities set forth on Schedule 5.17 to, enter into a noncompetition agreement with iCAD in the form of EXHIBIT E annexed hereto (the "NONCOMPETITION AGREEMENT"). Each of the Principal Stockholders hereby agrees to be bound by the terms and restrictions set forth in the Noncompetition Agreement as of the date hereof.

      5.18 PROPRIETARY  RIGHTS AGREEMENT.  Promptly  following the Closing Date,
the  Principal   Stockholders   shall  cause  each  employee  of  the  Surviving
Corporation to execute iCAD's standard form of proprietary rights agreement.

      5.19 ACCREDITED INVESTORS. On or prior to the Closing Date, Qualia shall take whatever action as is necessary, including, without limitation, the purchase and/or redemption of shares of Qualia Common Stock, such that Qualia does not have more than thirty-five (35) stockholders who are not "accredited investors" (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act) as of the Closing Date.

      5.20 SECURITY INTEREST; SUBORDINATION. On or prior to the Closing, iCAD shall, and shall cause Robert Howard to, subordinate the existing first priority security interest of Robert Howard in all of the assets of iCAD to the first priority security interest in all of the assets of iCAD to be granted to CADx Canada, Inc. pursuant to the Security Agreement (as defined in the Voting Agreement), including but not limited to (a) entering into the Security Agreement (as defined in the Voting Agreement) with CADx Canada, Inc. and (b) entering into and causing Robert Howard to enter into the Intercreditor Agreement (as defined in the Voting Agreement) with CADx Canada, Inc. and (c) performing, and causing Robert Howard to perform, all related actions reasonably necessary to perfect such first-priority security interest contemplated by the Security Agreement and the Intercreditor Agreement (each as defined in the Voting Agreement).

      5.21 RELEASE OF CERTAIN OBLIGATIONS OF CADX CANADA, INC. At the Closing, Qualia shall release CADx Canada, Inc. with respect to any and all representations, warranties and indemnification obligations made by CADx Canada, Inc. in favor of Qualia.

                                   SECTION 6

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

      6.1 CONDITIONS TO OBLIGATIONS OF THE ICAD PARTIES. All obligations of the iCAD Parties to consummate the Merger and the other transactions contemplated by this Agreement are subject, at the iCAD Parties' option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Qualia contained in this Agreement shall be true and complete at and as of the Closing Date as though made at and as of that time (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time).

            (b) COVENANTS AND CONDITIONS. Qualia shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

            (c) NO LITIGATION. No action, suit or proceeding against Qualia, other than any lawsuit which may be filed by R2 Technology, Inc. seeking to enjoin the Merger, relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

            (d) MATERIAL ADVERSE CHANGE. No Material Adverse Change with respect to Qualia shall have occurred.

            (e) CONSENTS AND APPROVALS. All required consents and approvals hereunder shall have been received, including, without limitation, the requisite stockholder approval of Qualia as required under the DGCL.

            (f) OPINION OF COUNSEL. Receipt of an opinion of Coolidge, Wall, Womsley & Lombard Co., L.P.A., dated the Closing Date substantially in the form of EXHIBIT F.

            (g) INVESTMENT REPRESENTATION LETTERS. The Principal Stockholders shall have delivered or caused to be delivered the Investment Representation Letters of the Qualia stockholders receiving iCAD Common Stock under this Agreement.

            (h) STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been executed by the Parties who are signatories thereto.

            (i) ESCROW AGREEMENT. The Escrow Agreement shall have been executed by the Parties who are signatories thereto.

            (j) NONCOMPETITION AGREEMENT. The Noncompetition Agreements shall have been executed in accordance with the provisions of SECTION 5.16.

            (k) DUE DILIGENCE REVIEW. iCAD shall be satisfied with its due diligence review of Qualia as conducted in accordance with the provisions of
SECTION 5.3.

            (l)  RESIGNATION OF OFFICERS AND  DIRECTORS.  Except as set forth on
SCHEDULE 6.1(L), all of the officers and directors and Qualia and each of its Subsidiaries shall have resigned.

            (m) QUALIA STOCK OPTIONS AND PLANS. All Qualia Option Rights shall have been exercised or cancelled and all Qualia Option Plans shall have been terminated.

            (n) FAIRNESS OPINION. iCAD and its stockholders shall have received a fairness opinion from an investment banking firm reasonably acceptable to iCAD with respect to the Merger not more than five (5) days prior to the Closing Date.

            (o) NON-ACCREDITED INVESTORS. Qualia shall have no more than 35 stockholders that are not "accredited investors".

      6.2 CONDITIONS TO OBLIGATIONS OF QUALIA. All obligations of Qualia and the Principal Stockholders to consummate the Merger and the other transactions contemplated by this Agreement, are subject, at Qualia's and the Principal Stockholders' option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the iCAD Parties contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time).

            (b) COVENANTS AND CONDITIONS. The iCAD Parties shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, including entering into the Security Agreement and the Intercreditor Agreement (each as defined in the Voting Agreement) and causing Robert Howard to enter into the Intercreditor Agreement (as defined in the Voting Agreement).

            (c) NO LITIGATION. No action, suit or proceeding against any of the iCAD Parties, other than any lawsuit which may be filed by R2 Technology, Inc. seeking to enjoin the Merger, relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

            (d) MATERIAL ADVERSE CHANGE. No Material Adverse Change with respect to iCAD has occurred; provided, however, that changes in the price at which iCAD Common Stock is traded shall not constitute a Material Adverse Change with respect to iCAD.

            (e) CONSENTS AND APPROVALS. Any required consents and approvals hereunder shall have been received, including, without limitation, the requisite Qualia stockholder approval as required under the DGCL.

            (f) OPINION OF COUNSEL. Receipt of an opinion of Blank Rome LLP dated the Closing Date substantially in the form of EXHIBIT G.

            (g) ESCROW AGREEMENT. The Escrow Agreement shall have been executed by the Parties who are signatories thereto.

                                   SECTION 7

                               CLOSING DELIVERIES

      7.1 DELIVERIES BY QUALIA. On the Closing Date, Qualia shall deliver to the iCAD Parties the following, in form and substance reasonably satisfactory to the iCAD Parties and their counsel:

            (a) EXCHANGE AGENT AGREEMENT. A duly executed exchange agent agreement if required by the Exchange Agent;

            (b) CERTIFICATE OF MERGER. the Certificate of Merger in the form attached hereto as EXHIBIT A dated the Closing Date and duly executed by the appropriate officers of Qualia;

            (c) CERTIFICATE. A certificate, dated as of the Closing Date, executed by an appropriate officer of Qualia, certifying jointly and severally to iCAD: (i) that the representations and warranties of Qualia contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date (except for representations and warranties that speak as of a specific date or time, which need only be true and complete as of such date or time, and except with respect to any litigation which may be filed by R2 Technology, Inc. seeking to enjoin the Merger) and (ii) that Qualia has in all material respects performed and complied with all of their respective obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

            (d) SECRETARY'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by Qualia's Secretary (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of Qualia's Board of Directors and stockholders, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect, and (ii) providing, as attachments thereto, Qualia's Certificate of Incorporation and Bylaws, with all amendments;

            (e) GOOD STANDING CERTIFICATES. Certificates as to the formation and/or good standing of Qualia issued by the Delaware SOS to be dated a date not more than a reasonable number of days prior to the Closing Date;

            (f) STOCK CERTIFICATES. Certificates representing all of the outstanding shares of Class B Common Stock and all of the shares of Class A Common Stock held by Briana BioTech, Inc. as of the Closing Date, accompanied by all documents required to effect the surrender of such certificates and evidence that any applicable stock transfer taxes have been paid; and

            (g) OTHER DOCUMENTS. Such other documents listed herein or as are reasonably requested by the iCAD Parties or their counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby.

      7.2 DELIVERIES BY THE ICAD PARTIES. Prior to or on the Closing Date, the iCAD Parties shall deliver the following, in form and substance reasonably satisfactory to the Exchange Agent, Qualia and its counsel:

            (a) DELIVERY OF MERGER CONSIDERATION.

                  (i) To the Exchange Agent, stock certificate(s) representing the shares of iCAD Common Stock constituting Merger Consideration in the amounts contemplated by this Agreement, less the Escrow Shares;

                  (ii) to Briana BioTech, Inc., a certified check in the amount of US$550,000 made payable to "The Trustee of Briana BioTech, Inc. - David Azoulay et Associes Inc." and couriered the same day to David Azoulay et Associes Inc.; and

                  (iii) to CADx Canda, Inc., the cash and promissory note set forth opposite its name on SCHEDULE 2.1;

            (b) CERTIFICATE OF MERGER. To Qualia, the Certificate of Merger duly executed by the appropriate officers of Merger Sub;

            (c) OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed on behalf of an officer of each of the iCAD Parties, certifying
(i) that the representations and warranties of each of the iCAD Parties contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (ii) that each of the iCAD Parties have in all material respects performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

            (d) SECRETARY'S CERTIFICATE. To Qualia, a certificate, dated as of the Closing Date, executed by each of the iCAD Parties' Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of the iCAD Parties' Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as an attachment thereto, each of the iCAD Parties' Certificates of Incorporation and Bylaws;

            (e) GOOD STANDING CERTIFICATES. To Qualia, certificates as to the formation and/or good standing of the iCAD Parties issued by the Delaware SOS to be dated a date not more than a reasonable number of days prior to the Closing Date; and

            (f) OTHER DOCUMENTS. To Qualia, such other documents listed herein or as are reasonably requested by Qualia or its counsel for complete implementation of this Agreement and consummation of the transactions contemplated hereby.

                                   SECTION 8

                                   TERMINATION

      8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to Closing by the mutual consent of the parties.

      8.2 OTHER TERMINATION. This Agreement may be terminated by any party hereto and the Merger abandoned if any other party hereto (the iCAD Parties, on the one hand, and Qualia and the Principal Stockholders, on the other hand) shall have failed to satisfy any of its respective conditions precedent under
SECTION 6 hereof (unless such failure results primarily from the terminating party's breach of any representation, warranty or covenant contained in this Agreement or under any other agreement contemplated hereunder) or the Closing shall not have occurred on or before December 31, 2003.

      8.3 TERMINATION BY ICAD. iCAD may terminate this Agreement by giving written notice to Qualia at any time prior to the Closing in the event Qualia and/or the Principal Stockholders have breached any representation, warranty or covenant contained in this Agreement, iCAD has notified Qualia of the breach and the breach has continued without cure for a period of 30 days after the notice of breach.

      8.4 TERMINATION BY QUALIA. Qualia may terminate this Agreement by giving written notice to iCAD at any time prior to the Closing in the event the iCAD Parties have breached any representation, warranty or covenant contained in this Agreement in any material respect, Qualia has notified iCAD of the breach and the breach has continued without cure for a period of 30 days after the notice of breach.

      8.5 SPECIFIC PERFORMANCE. The parties recognize that, if either party hereto breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the other party for its injury. Such party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by such party to enforce this Agreement, the breaching party shall waive the defense that there is an adequate remedy at law.

                                   SECTION 9

                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

      9.1 SURVIVAL. All representations and warranties, covenants and agreements of the iCAD Parties and Qualia contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Effective Time.

      9.2 INDEMNIFICATION BY THE INDEMNIFYING STOCKHOLDERS. From and after the Closing and subject to the limitations set forth in Section 9.4 hereof, the Indemnifying Stockholders, jointly and severally, shall indemnify and hold the iCAD Parties harmless against and with respect to, and shall promptly reimburse the iCAD Parties for any and all Losses arising out of or resulting from any breach of any representation, warranty, covenant or agreement of Qualia or any Principal Stockholder contained in this Agreement or in any exhibit hereto, including but not limited to any certificate, document, or instrument delivered to the iCAD Parties by Qualia or any Qualia stockholder under or in connection with this Agreement.

      9.3 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

            (a) The party claiming indemnification (the "CLAIMANT") shall promptly give notice to the party(s) from which indemnification is claimed (the "INDEMNIFYING PARTY") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) business days after written notice of such action, suit, or proceeding was given to Claimant.

            (b) With respect to claims solely between the iCAD Parties and Qualia and/or the Principal Stockholders, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty (30) day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

            (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

            (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

      9.4 LIMITATION OF LIABILITY.

            (a) The Indemnifying Stockholders shall not be obligated to indemnify the iCAD Parties pursuant to this SECTION 9 unless and until the iCAD Parties' aggregate Losses equal or exceed one hundred thousand dollars ($100,000) (the "Basket Amount"), at which time the Indemnifying Stockholders shall be obligated to indemnify the iCAD Parties for the full amount of all such Losses.

            (b) Anything contained in this Agreement to the contrary notwithstanding, the iCAD Parties' sole and exclusive remedy for any and all claims for indemnification under this Section 9 shall be limited to the Indemnifying Stockholders forfeiting, returning, assigning and transferring to the iCAD Parties the appropriate number of Escrow Shares, on a pro rata basis, pursuant to the terms of the Escrow Agreement and the Indemnifying Stockholders shall not be liable for any such Losses that cannot be satisfied from the proceeds of the Escrow Shares.

                                   SECTION 10

                                  MISCELLANEOUS

      10.1 FEES AND EXPENSES. Each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commission payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party; provided, however, that such expenses of Qualia shall not exceed an aggregate of $525,000. The provisions of this SECTION 10.1 shall survive the termination of this Agreement

      10.2 NOTICES. All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other reputable overnight delivery service (for next business day delivery), shipping prepaid, as follows:

                  If to the iCAD Parties to:

                  iCAD, Inc.
                  4 Townsend West, Suite 17
                  Nashua, NH 03063
                  Attn:  W. Scott Parr
                  Telephone: (603) 882-5200
                  Fax:       (603) 880-3843

                  With a copy to:

                  Robert J. Mittman, Esquire
                  Blank Rome LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York 10174
                  Telephone: (212) 885-5000
                  Fax:       (212) 885-5001

                  If to Qualia or the Principal Stockholders:

                  Qualia Computing, Inc.
                  2689 Common Blvd.
                  Beaver Creek, Ohio  45431
                  Attn:  Thomas Shoup
                  Telephone: (937) 431-1464
                  Fax:       (937) 431-1465

                  With a copy to:

                  Sam Warwar, Esquire
                  Coolidge, Wall, Womsley & Lombard Co., L.P.A.
                  Suite 600, 33 West First Street
                  Dayton, Ohio  45402
                  Telephone: (937) 223-8177
                  Fax:       (937) 223-6705


or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

      10.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors personal and legal representatives.

      10.4 FURTHER ASSURANCES. The parties shall take any actions and execute any other documents that may be necessary or desirable (before or after the Closing) to the implementation and consummation of this Agreement.

      10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

      10.6 ENTIRE AGREEMENT. Any confidentiality agreement entered into between or among the parties, this Agreement and the Annexes and the Schedules hereto, each of which Annexes and Schedules are hereby incorporated herein by reference, and all documents, certificates and other documents to be delivered by the parties pursuant hereto, collectively, represent the entire understanding and agreement between iCAD, Merger Sub and Qualia with respect to the subject matter of this Agreement. Except for the aforementioned confidentiality agreement, this Agreement supersedes all prior negotiations and agreements between the parties (including, without limitation, the Original Merger Agreement") and cannot be amended, supplemented, or changed except by an agreement in writing duly executed by each of the parties hereto.

      10.7 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 10.7.

      10.8 HEADINGS. The headings of the Sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

      10.9   COUNTERPARTS.   This  Agreement  may  be  signed  in  two  or  more
counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

      10.10 COOPERATION. The parties hereto shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and in connection with any litigation after the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.

      10.11 PUBLIC ANNOUNCEMENTS. The parties hereto shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with a national securities exchange to which the iCAD Parties are a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. This provisions of this
SECTION 10.11 shall survive the termination of this Agreement.

      10.12 PERMITTED DISCLOSURE. Notwithstanding anything set forth in this Agreement to the contrary or in any other agreement to which a party hereto is bound, the parties hereto (and any employee, representative or other agent of any of the parties) are hereby expressly authorized to disclose the "tax treatment" and "tax structure" (as those terms are defined in Treasury
Regulations ss. 1.6011-4(c)(8) and (9) respectively) of the transactions contemplated by this Agreement, this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to such "tax treatment" or "tax structure"; provided, however, that (a) such disclosure shall not be made until the earliest of (i) the date of the public announcement of discussions relating to such transactions, (ii) the date of the public announcement of such transactions, or (iii) the date of the execution of an agreement to enter into such transactions; (b) "tax treatment" and "tax structure" shall not include the identity of any existing or future party (or any Affiliate thereof) to this Agreement., and (c) this provision shall not permit disclosure to the extent that nondisclosure is required to comply with any applicable federal or state securities laws.


         [The remainder of this page has intentionally been left blank.]

         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Qualia and the iCAD Parties as of the date first written above.


                                The iCAD Parties:

                                iCAD, Inc.

                                By:  /s/ W. Scott Parr
                                     -----------------------------
                                     Name:  W. Scott Parr
                                     Title: President and CEO


                                Qualia Acquisition Corp.

                                By:  /s/ W. Scott Parr
                                     -----------------------------
                                     Name:  W. Scott Parr
                                     Title: President


                                Qualia:

                                Qualia Computing, Inc.

                                By:  /s/ Steven K. Rogers
                                     -----------------------------
                                     Name:  Steven K. Rogers
                                     Title: President / CEO


                                Principal Stockholders:

                                /s/ Steven K. Rogers
                                ----------------------------------
                                Steven K. Rogers


                                /s/ Thomas E. Shoup
                                ----------------------------------
                                Thomas E. Shoup


                                /s/ James Corbett
                                ----------------------------------
                                James Corbett

                                                                         Annex 1


                               CERTAIN DEFINITIONS

      The following terms, as used in this Agreement, have the meanings set forth in this ANNEX 1 (terms defined in the singular to have the correlative meaning in the plural and vice versa):

      "AFFILIATE" means, with respect to any Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (b) an officer or director of such Person or of an Affiliate of such Person within the meaning of clause (a) of this definition. For purposes of clause (a) of this definition,
(i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors of such Person, or (B) owns a majority of the beneficial interests in income and capital of such Person; and (ii) a Person shall be deemed to control any partnership of which such Person is a general partner.

      "ACQUISITION PROPOSAL" means any proposal or offer (including, without limitation, any proposal or offer to Qualia's stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 15% or more of the consolidated assets of, or any equity interest representing 15% or more of the outstanding shares of capital stock in, Qualia.

      "CLOSING" means the closing of the transactions contemplated by this Agreement on the Closing Date.

      "CLOSING DATE" means the date on which the Closing occurs, as determined pursuant to SECTION 2.2.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONTAMINANT" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos containing material, urea formaldehyde, polychlorinated biphenyls, regulated substances and wastes, radioactive materials, and petroleum or petroleum by-products, including crude oil or any fraction thereof.

      "CONTRACTS" means all contracts, consulting agreements, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) that relate to or affect a party's assets, properties, or its business or operations, the performance of which involves annual consideration in excess of $15,000 and that either (a) are in effect on the date of this Agreement, or (b) are entered into by any party hereto between the date of this Agreement and the Closing Date.

      "ENVIRONMENTAL LAWS" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any Governmental Body interpretation, policy or guidance, including, without limitation, applicable safety/environmental/health laws, such as, but not limited to, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any Governmental Authorization or Order applicable to or affecting the Property or any other property (real or personal) used by or relating to Qualia or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of Contaminants or otherwise regulates the protection of health and the environment, including, but not limited to, any of the following activities, whether on site or off site if such could materially affect the site: (i) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or (ii) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

      "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "GOVERNMENTAL BODY" means any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body;

            (e) self-regulatory organization (including, with limitation, NASD); or

            (f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "INTANGIBLE" OR "INTANGIBLES" means all copyrights, trademarks, trade names, corporate names, fictitious names, service marks, service names, logos, brand names, product name, slogan, licenses, trade secrets, industrial property, patents, Intellectual Property Rights, Software, Technology (as defined in
Section 3.9) and any applications therefore, permits, proprietary information, know-how, technical information and data, designs, formulae, inventions, product rights, technology, machinery and equipment, hardware, software and information systems, warranties, and other intangible assets or property rights and interests (and any goodwill associated with any of the foregoing) of any nature, whether in use, under development or design, or inactive, that are applied for, issued to, or owned by Qualia or any of its Subsidiaries or under which Qualia or any of its Subsidiaries is licensed or franchised and that are used in any way in the business and operations of Qualia or any of its Subsidiaries, whether arising under statutory or common law in any jurisdiction or otherwise, together with any additions thereto between the date of this Agreement and the Closing Date.

      "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights and industrial property rights (throughout the universe, in all media, now existing or created in the future, and for the entire duration of such rights) arising under statutory or common law, contract or otherwise, and whether or not perfected, including without limitation, all (a) patents, reissues and reexamined patents and patent applications, whenever filed and wherever issued, including without limitation, continuations, continuations in part, substitutes and divisions of such applications and all priority rights result from such applications; (b) rights associated with works of authorship including, but not limited to, copyrights, moral rights, copyright applications, copyright registrations; (c) rights relating to the protection of trade secrets and confidential information; (d) rights in trademarks, service marks, trade names, logos, symbols and the like; (e) rights analogous to those set forth in this paragraph and any and all other proprietary rights relating to intangible property; and (f) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

      "KNOWLEDGE" means the actual knowledge of such Person referred to, and with respect to the iCAD Parties, the actual knowledge of its executive officers, and with respect to Qualia, the actual knowledge of (i) the executive officers of Qualia or any of its Subsidiaries or (ii) the Principal Stockholders.

      "LEASED REAL PROPERTY" means all real property and all buildings and other improvements thereon and appurtenant thereto leased or held by Qualia.

      "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, self regulatory organization or court or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, by-law, or the like.

      "LOSSES" means any loss, liability, damage, cost, or expense, including, without limitation, reasonable attorneys' fees and expenses.

      "MATERIAL ADVERSE CHANGE" means since March 31, 2003, any material adverse change in the business, operations, properties, prospects, assets, or condition, of the Person referred to, or the occurrence of any event or the existence of any circumstance that constitutes a Material Adverse Effect.

      "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, prospects, operations, properties, financial condition, assets, liabilities or results of operations of the Person referred to, taken as a whole, or the ability of such Person to consummate the transactions contemplated by this Agreement.

      "ORDER" means any award, decision, injunction, judgment, decree, order, ruling, writ, determination, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "ORDINARY COURSE OF BUSINESS" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

            (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "PERMITTED ENCUMBRANCES" means (a) encumbrances of a landlord, or other statutory lien not yet due and payable, or landlord's liens arising in the Ordinary Course of Business, (b) encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Contracts set forth on the Schedules, which Contracts have been made available to the iCAD Parties, (c) encumbrances for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Qualia's books in accordance with generally accepted accounting principles, or (d) encumbrances that do not materially detract from the value of any of the assets of Qualia or materially interfere with the use thereof as currently used.

      "PERSON" means an individual, corporation, association, partnership, joint
venture,   trust,   estate,   limited  liability   company,   limited  liability
partnership, organization or other entity or Governmental Body.

      "PRINCIPAL STOCKHOLDERS" shall have the meaning ascribed to such term in the preamble.

      "QUALIA COMMON STOCK" shall collectively mean the Class A Common Stock and the Class B Common Stock.

      "REAL PROPERTY" means all real property and all buildings and other improvements thereon and appurtenant thereto leased by Qualia used in the business or operations of Qualia.

      "REAL PROPERTY INTERESTS" means all interests in Leased Real Property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon and appurtenant thereto, owned or held by Qualia that are used in the business or operations of Qualia, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date.

      "RELATED PERSON" means with respect to a particular individual:

            (a) each other member of such individual's Family;

            (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

            (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

            (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

            (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) any Person that holds a Material Interest in such specified Person;

            (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) any Person in which such specified Person holds a Material Interest;

            (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

            (f) any Related Person of any individual  described in clause (b) or
(c). For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

      "SEC" means the United States Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SOFTWARE" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive including all object code, source code, system and database architecture, design features, technical manuals, test scripts, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature and any data bases necessary to operate any such computer program, operating system, application system, firmware or software.

      "SUBSIDIARY" OR "SUBSIDIARIES" means, with respect to any party, any corporation, limited liability company, partnership, trust, limited partnership, joint venture, or other business association or entity, twenty percent (20%) or more of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

      "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by Qualia that is used or useful in the conduct of the business or operations of Qualia, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date.

      "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or similar governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

      "TAX AUTHORITY" means any Governmental Body or other authority exercising any taxing or tax regulatory authority.

      "TAX LIABILITY" means any liability for Taxes.

      "TAXABLE PERIOD" means any taxable year or any other period that is treated as a taxable year with respect to which any Taxes may be imposed under any applicable statute, rule, or regulation.

      "TAX   PROCEEDING"   means  any  audit,   examination,   claim,  or  other
administrative or judicial proceeding involving Taxes.

      "TAX RETURN" means any tax return, declaration of estimated tax, tax report or other tax statement (including supporting information), or any other similar filing required to be submitted to any Governmental Body with respect to any Taxes.

Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted schedules to the Amended and Restated Plan and Agreement of Merger. iCAD agrees to provide complete copies of the foregoing schedules to the Securities and Exchange Commission upon request.

Schedule 2.1      Distribution of Merger Consideration

Qualia Schedules
----------------
Schedule 3.1      Organization of Qualia
Schedule 3.3      Books and Records
Schedule 3.4      Absence of Conflicting Agreements
Schedule 3.5      Governmental Authorizations
Schedule 3.6      Real Property
Schedule 3.7      Tangible Personal Property
Schedule 3.8      Contracts
Schedule 3.9      Intangibles
Schedule 3.11     Financial Statements
Schedule 3.12     Tax Matters
Schedule 3.13     Insurance
Schedule 3.14     Personnel and Employee Benefits
Schedule 3.15     Legal Actions and Orders
Schedule 3.16     Environmental Compliance
Schedule 3.17     Compliance with Legal Requirements
Schedule 3.18     Conduct of Business in Ordinary Course
Schedule 3.20     Capitalization
Schedule 3.21     Interests in Other Entities; Relationships with Related Persons
Schedule 3.22     Accounts; Lockboxes; Safe Deposit Boxes
Schedule 3.23     Brokers or Finders
Schedule 3.25     Due Diligence

iCAD Schedules

Schedule 4.4      Capitalization
Schedule 4.6      Brokers or Finders

Schedule 5.7      Registration Statement
Schedule  5.17    Noncompetition Agreements
Schedule 6.1(l)   Resignation of Officers and Directors

                                    EXHIBIT A

                              CERTIFICATE OF MERGER

                                       OF

                             QUALIA COMPUTING, INC.

                                      INTO

                            QUALIA ACQUISITION CORP.

            Pursuant to Section 251(c) of the General Corporation Law

            QUALIA COMPUTING, INC., a Delaware corporation, desiring to merge with QUALIA ACQUISITION CORP., a Delaware corporation, pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

            FIRST: The names and states of incorporation of each constituent corporation are:

                     Name                          State of Incorporation
                     ----                          ----------------------
            Qualia Computing, Inc.                        Delaware
            Qualia Acquisition Corp.                      Delaware

            SECOND:  A Plan and Agreement of Merger has been approved,  adopted,
certified,   executed  and  acknowledged  by  each  constituent  corporation  in accordance with Section 251(c) of the General Corporation Law.

            THIRD: The name of the surviving corporation is QUALIA ACQUISITION CORP.

            FOURTH: The Certificate of Incorporation of QUALIA ACQUISITION CORP. shall be the Certificate of Incorporation of the surviving corporation.

            FIFTH: An executed copy of the Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation, c/o iCAD, Inc., 4 Townsend West, Suite 17, Nashua, NH 03063 and a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

            IN WITNESS WHEREOF, QUALIA COMPUTING, INC. and QUALIA ACQUISITION CORP. have caused this Certificate to be executed this ___ day of ___________, 2003.

                                        QUALIA COMPUTING, INC.

                                        By:_____________________________________
                                           Name:  Steven K. Rogers
                                           Title: President / CEO


                                        QUALIA ACQUISITION CORP.

                                        By:_____________________________________
                                           Name:  W. Scott Parr
                                           Title: President

                                    EXHIBIT B

                                ESCROW AGREEMENT

      ESCROW AGREEMENT dated as of December __, 2003, by and among iCAD, Inc., a Delaware corporation ("iCAD"), Qualia Acquisition Corp., a Delaware corporation which is a wholly owned Subsidiary of iCAD ("MERGER Sub") (iCAD and Merger Sub collectively, the "ICAD PARTIES"), Qualia Computing, Inc., a Delaware corporation ("QUALIA"), Steven K. Rogers, as Representative of the Indemnifying Stockholders of Qualia (the "REPRESENTATIVE"), and Blank Rome LLP, as escrow agent (the "ESCROW AGENT").

                                    RECITALS

      A. The iCAD Parties, Qualia and certain stockholders of Qualia named therein entered into an Amended and Restated Plan and Agreement of Merger dated December 15, 2003 (the "MERGER AGREEMENT"), pursuant to which iCAD agreed to acquire all of the issued and outstanding shares of Class A common stock, $.00001 par value, and Class B Common Stock, $.00001 par value, of Qualia, pursuant to a merger of Qualia with and into Merger Sub (the "MERGER"). Capitalized terms used but not defined herein in this Agreement shall have the meanings given such terms in the Merger Agreement.;

      B. Section 2.1(i) of the Merger Agreement provides that iCAD will deliver and deposit the "ESCROW SHARES" in an "ESCROW ACCOUNT" with the Escrow Agent as security for the indemnification obligations of the Indemnifying Stockholders in accordance with the terms and conditions of Section 9 of the Merger Agreement.

      C. In order to provide for the appropriate administration of the Escrow Shares, each of the iCAD Parties, Qualia and the Representative desire to establish the Escrow Account with the Escrow Agent subject to the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Appointment. Each of the iCAD Parties, Qualia and the Representative do hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment subject to the terms and conditions set forth herein. Qualia hereby appoints the Representative as the agent of the Indemnifying Stockholders, which Representative shall have full authority to act on behalf of the Indemnifying Stockholders with respect only to the Escrow Shares for purposes of this Agreement and the Merger Agreement.

      2. Establishment of Escrow.

            (a) Simultaneously with the execution and delivery hereof, iCAD is depositing stock certificates representing the Escrow Shares with the Escrow Agent, together with stock powers executed in blank related thereto.

            (b) The Escrow Agent shall hold and disburse the Escrow Shares deposited with the Escrow Agent under this Escrow Agreement pursuant to and in accordance with this Escrow Agreement.

      3. Release from Escrow; Escrow Period.

            (a) The iCAD Parties may at any time, and from time to time, prior the first anniversary of the date hereof (the "EXPIRATION DATE"), deliver written instructions to the Escrow Agent directing the Escrow Agent to disburse all or a portion of the Escrow Shares to any person (including iCAD and Merger
Sub) in the amounts specified therein for the purpose of satisfying any obligation based on, arising from or in connection with all claims for indemnification asserted in writing by the iCAD Parties pursuant to the Merger Agreement. Such written instruction shall specifically identify the nature of the matter for which the iCAD Parties seek indemnification and the manner in which the number of Escrow Shares subject to such instruction was calculated. Within ten (10) days after receipt of such instructions, the Escrow Agent shall send a copy of such instructions to the Representative and shall notify the iCAD Parties in writing of the date on which such copy was sent. On or promptly after the tenth (10th) day after delivery of such instructions to the Representative, and provided that the Representative has not objected to such notice in writing delivered to the iCAD Parties and the Escrow Agent, the Escrow Agent shall release to the iCAD Parties all or part of the Escrow Shares in accordance with such instructions. If the Escrow Agent receives such a written objection, the Escrow Agent shall continue to hold such Escrow Shares until:

                  (i) The Escrow Agent receives instructions signed by both the iCAD Parties and Legal Representatives; or

                  (ii) The Escrow Agent receives a final non-appealable order from a court of competent jurisdiction directing payment of such amount.

            (b) On or promptly after the Expiration Date, the Escrow Agent shall disburse to the Representative, as agent for the Indemnifying Stockholders, all Escrow Shares, if any, then held by it less any amount which it shall have been previously instructed to disburse pursuant to Section 3(a) above but shall not have disbursed for any reason.

            (c) Notwithstanding anything contained herein to the contrary, the Escrow Agent shall not be required at any time to disburse more than the aggregate number of Escrow Shares held by it.

            (d) Upon delivery by the Escrow Agent of all of the Escrow Shares, in accordance with the provisions of this Escrow Agreement, this Escrow Agreement shall terminate, subject to the provisions of Section 6 hereof, which Section shall survive such termination.

            (e) The Indemnifying Stockholders shall have the right to vote their respective Escrow Shares and shall be entitled to any dividends declared on their respective Escrow Shares for so long as such Escrow Shares are held in escrow in accordance with the provisions of this Escrow Agreement.

      4. Duties and Responsibilities of the Escrow Agent.

            (a) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied. The Escrow Agent shall be under no obligation to refer to the Merger Agreement or any other documents between or among the parties related in any way to this Escrow Agreement.

            (b) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written instructions by the iCAD Parties or the Representative furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (c) In the event that the Escrow Agent (i) shall be uncertain as to its duties or rights hereunder, (ii) shall receive instructions, claims or demands from any party hereto which conflict with any of the provisions of this Escrow Agreement, (iii) shall receive an objection from any party hereto with respect to the instructions given by any other party for the distribution of any of the Escrow Shares, or (iv) shall resign pursuant to Section 5 hereof and it does not receive joint written instructions regarding the disposition of the Escrow Shares, as provided therein, then the Escrow Agent shall refrain from taking any action and its sole obligation shall be (x) to keep safely all Escrow Shares held in escrow until it shall be directed otherwise by an order or judgment of a court of competent jurisdiction or (y) to deliver the Escrow
Shares to a court of competent jurisdiction and commence an action for interpleader or its equivalent. The costs of the foregoing shall be borne by whichever of the iCAD Parties or the Representative on behalf of the Indemnifying Stockholders is the losing party.

            (d) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the cause of any loss to the iCAD or the Principal Stockholders and the Indemnifying Stockholders. The Escrow Agent may consult with counsel of its own choice and, at its option, may act as its own counsel in connection herewith.

      5. Discharge and Resignation of the Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect. The Escrow Agent shall, upon the effectiveness of such resignation, dispose of the Escrow Shares in accordance with the joint written instructions of the iCAD Parties and the Representative.

      6. Indemnification. The iCAD Parties and the Representative on behalf of the Indemnifying Stockholders hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense, arising out of or in connection with this Escrow Agreement and carrying out its duties hereunder, including, without limitation, reasonable attorneys' fees and other costs and expenses of defending itself against any claim of liability, except to the extent such loss, liability or expense is the result of the Escrow Agent's willful misconduct or gross negligence; provided, however, that the foregoing provisions of this Section 6 shall not affect the rights and remedies of the iCAD Parties and the Representative on behalf of the
Indemnifying Stockholders as against each other. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

      7. Notices. All notices and communications hereunder shall be in writing and shall be sent by certified or registered mail, return receipt requested, air courier, personal delivery or verified facsimile, as follows:

            If to the Escrow Agent:     Blank Rome LLP
                                        405 Lexington Avenue
                                        New York, New York 10174
                                        Attn:  Robert J. Mittman, Esq.
                                        Facsimile: (212) 885-5001

            If to the iCAD Parties:     iCAD, Inc.
                                        4 Townsend West, Suite 17
                                        Nashua, NH 03063
                                        Attn:  W. Scott Parr
                                        Telephone: (603) 882-5200
                                        Fax:       (603) 880-3843

                                        with a copy to:

                                        Blank Rome LLP
                                        405 Lexington Avenue
                                        New York, New York 10174
                                        Attn:  Robert J. Mittman, Esq.
                                        Facsimile: (212) 885-5001

            If to the Representative
            or the Indemnifying Stockholders:

                                        Steven K. Rogers
                                        2689 Common Blvd.
                                        Beaver Creek, Ohio 45431

                                        with a copy to:

                                        Coolidge, Wall, Womsley & Lombard
                                        Suite 600, 33 W. First Street
                                        Dayton, OH 45402
                                        Attn:  Sam Warwar
                                        Facsimile: (937) 223-6705
or to such other address as any of the above may have furnished to the other parties in writing by certified or registered mail, return receipt requested, air courier, personal delivery, or verified facsimile, and any such notice or communication given in the manner specified in this Section 7 shall be deemed to have been duly given on the date received by the recipient party. In the event that the Escrow Agent, in its sole discretion, shall determine that any emergency exists, the Escrow Agent may use such other means of communications, as the Escrow Agent deems advisable.

      8. Resignation or Incapacity of Representative. In the event of the resignation or incapacity of the Representative, the Indemnifying Stockholders shall appoint a successor Representative upon twenty (20) days prior written notice to the iCAD Parties and the Escrow Agent.

      9. Amendment. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties to be charged with such waiver, alteration, amendment or supplement.

      10. Binding Agreement. This Escrow Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      11. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12. Conflict Waiver. The parties hereto acknowledge and agree that the Escrow Agent currently represents and may continue to represent iCAD and Merger Sub, including in connection with any dispute arising hereunder. The parties hereto waive the right to raise any claim of conflict or any claim of a similar nature in connection with such representation.

      13. Governing Law; Jurisdiction. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder shall be brought exclusively in the Federal or state courts located in the State of New York, County of New York. With respect to any action brought hereunder in said courts, each party hereto (a) irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and (b) irrevocably consents to service of process in any manner permitted by applicable law and consents to the jurisdiction of said courts.

      14. Federal Income Tax Treatment.

            A. The specific terms and conditions of this Agreement and related provisions of the Acquisition Agreement have been expressly negotiated by the iCAD Parties, Qualia, and the Indemnifying Stockholders so as to satisfy, to the extent possible, the specific requirements of the relevant case law as well as
Section 3.06 of the IRS Revenue Procedure 77-37, as it has been subsequently amplified and interpreted by the IRS, which establishes the circumstances under which the IRS will issue advance private letter rulings on escrow as well as contingent stock arrangements in mergers which are intended to qualify as "reorganizations" under Section 368(a) of the Code. Accordingly, the parties agree that, pursuant to the terms and conditions of the Merger Agreement and this Escrow Agreement, and, if not otherwise provided therein, the parties agree here that: (i) there is a valid business reason for establishing the escrow arrangement; (ii) all the Escrow Shares subject to this Escrow Agreement will be issued to and registered in the names of the Indemnifying Stockholders at the effective date of the Merger Agreement ("Effective Date") and will appear as issued and outstanding on iCAD's balance sheet and will be legally outstanding under Delaware law after the Effective Date; (iii) all dividends paid on the Escrow Shares will be distributed currently to the Escrow Account on behalf of the Indemnifying Stockholders; (iv) all voting rights of the Escrow Shares will be exercisable by or on behalf of the Indemnifying Stockholders; (v) the rights set forth in this Escrow Agreement with respect to the Escrow Shares are not assignable except by operation of law; (vi) none of the Escrow Shares will be subject to restrictions requiring their return to iCAD on account of Qualia's dissolution or similar restrictions; (vii) the Escrow Shares will be released from the escrow arrangement within five (5) years from the Effective Date (except when there is a bona fide dispute as to whom the Escrow Shares should be released); (viii) at least 50% of the number of iCAD shares issued to the Indemnifying Stockholders pursuant to the Merger Agreement are not subject to this escrow arrangement; (ix) the return of the Escrow Shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Indemnifying Stockholders; (x) the return of the Escrow Shares will not be triggered by the payment of additional tax or reduction of tax paid as a result of an IRS audit of Qualia or the Indemnifying Stockholders with respect to this transaction; and (xi) the mechanism pursuant to this Escrow Agreement and the Merger Agreement for the calculation of the number of the Escrow Shares that may have to be returned to iCAD under this Escrow Agreement is objective and readily ascertainable.

            B. Further, the parties intend that by virtue of utilizing such an escrow arrangement, no interest income will be imputed under Section 483 (or any other provision) of the Code to the Indemnifying Stockholders upon receipt of the Escrow Shares out of the Escrow Account.

            C. The parties will report the Merger on the basis that it qualifies as a "reorganization" under Section 368(a) of the Code for all tax reporting purposes and will not take a tax return position inconsistent with the foregoing tax return positions unless such inconsistent position shall arise out of or through an audit of such returns by the IRS or other taxing authority. iCAD will file its income tax return on the basis that (i) the Merger qualifies as a "reorganization" under Section 368(a) of the Code and (ii) no interest is imputed under Section 483 (or any other provision) of the Code to the Indemnifying Stockholders upon receipt of the Escrow Shares out of the Escrow Account. iCAD will not take a tax return position inconsistent with the foregoing tax return positions unless such inconsistent position shall arise out of or through an audit on such returns by the IRS or other taxing authority. Notwithstanding anything to the contrary in this Section 14, any references to the "parties" in this Section 14 shall be defined to refer to the parties other than the Escrow Agent, and the Escrow Agent does not take any position on any of the agreements in this Section 14.

            IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

                                        iCAD, Inc.

                                        By:__________________________________
                                           Name:  W. Scott Parr
                                           Title: President and CEO


                                        Qualia Acquisition Corp.

                                        By:__________________________________
                                           Name:  W. Scott Parr
                                           Title: President and CEO


                                        Qualia Computing, Inc.


                                        By: __________________________________
                                            Name:  Steven K. Rogers
                                            Title: President / CEO


                                        REPRESENTATIVE:

                                        ________________________________________
                                        Steven K. Rogers

                                        ESCROW AGENT:

                                        BLANK ROME LLP

                                        By:_____________________________________
                                           Partner

                                    EXHIBIT C

                             STOCKHOLDERS' AGREEMENT

      This STOCKHOLDERS' AGREEMENT ("Agreement") is made and entered into as of December ___, 2003, by and among iCAD, Inc., a Delaware corporation (the "Company"), and Steven K. Rogers, Thomas E. Shoup and James Corbett, (individually, a "Stockholder," and collectively, the "Stockholders").

      WHEREAS, the Company has entered into an Amended and Restated Plan and Agreement of Merger ("Merger Agreement") with Qualia Computing, Inc., a Delaware corporation ("Qualia"), pursuant to which Qualia will merge (the "Merger") with and into Qualia Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company and, upon effectiveness of the Merger, the Company will issue 4,300,000 shares of its Common Stock to former stockholders of Qualia;

      WHEREAS, closing of the Merger is conditioned upon the parties hereto entering into this Agreement; and

      WHEREAS, the Stockholders desire to mutually agree to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound hereby, agrees as follows:

1. TERM. This Agreement shall become effective concurrently with the closing of the Merger and shall remain in effect for a period of one year thereafter unless earlier terminated as herein provided (the "Term").

2. COVENANTS.

      2.1 Covenants. During the Term, without the prior written consent of the Company, no Stockholder or any Permitted Transferee of such Stockholder shall Transfer any Securities, except:

            (a) up to the following amounts during the following periods:

                   Number of Shares         Period
                   ----------------         ------
                         0                  closing date of the Merger
                                            through the end of the next
                                            two full calendar quarters
                       20,000               third calendar quarter
                       20,000               fourth calendar quarter

            (b) pursuant to a bona fide underwritten public offering registered under the Securities Act;

            (c) to a Permitted Transferee;

            (d) pursuant to a tender offer made to all the holders of the Company's Common Stock;

            (e) pursuant to any transaction duly approved by the stockholders of the Company; and

            (f) pursuant to the provisions of that certain Escrow Agreement dated the date hereof, among the Company, Qualia Computing, Inc., Steven K. Rogers, as representative, and Blank Rome LLP, as escrow agent.

      The number of shares permitted to be Transferred or pledged pursuant to clause (a) shall be adjusted to take into account the pro rata effect of stock dividends, stock distributions, stock splits, stock combinations, recapitalizations, reclassifications, subdivisions, conversions or similar transactions in respect of Common Stock.

      2.2 Certain Transferees to be Bound. Unless otherwise provided herein, no Stockholder or Permitted Transferee may effect any Transfer to a Permitted Transferee unless such Permitted Transferee executes an agreement pursuant to which such Permitted Transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor. Any purported Transfer in violation of this Section 2.2 shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. The Company shall not register or record or permit a transfer agent to register or record on the stock record books of the Company any purported Transfer to a Permitted Transferee unless and until it has received evidence that such Transfer and the parties thereto have complied with this Section 2.2.

      2.3 Other Restrictions May Apply. Each Stockholder (and Permitted Transferee who becomes subject to this Agreement) acknowledges that the restrictions set forth herein are in addition to and not in limitation of any other restrictions that may be imposed by the Securities Act and the Exchange Act, and the rules and regulations thereunder, state securities laws and the rules and regulations thereunder, and any rules and regulations of the National Association of Securities Dealers, Inc.

3. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

      3.1 Affiliate. An "Affiliate" of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof and, in addition, shall include "Associates" (as defined in Rule 12b-2 of the Exchange Act as in effect on the date hereof) of such Person and its Affiliates.

      3.2 Common Stock. "Common Stock" means the common stock, par value $.01 per share, of the Company.

      3.3 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

      3.4 Permitted Transferee. "Permitted Transferee" means (i) a Stockholder's spouse or lineal descendents or any trust for the benefit of the Stockholder or the Stockholder's spouse or lineal descendents and (ii) the heirs, executors, administrators or personal representatives upon the death of the Stockholder or upon the incompetency or disability of the Stockholder for purposes of the protection and management of the Stockholder's assets;

      3.5 Person. "Person" means any natural person, group, corporation, limited liability company, partnership, business association, trust, firm, government or agency or political subdivision thereof, or other entity of whatever nature.

      3.6 Securities. "Securities" means the shares of Common Stock now held, or hereafter acquired (but excluding any shares of Common Stock hereafter purchased on the open market), by any party hereto and all other securities of the Company (or a successor to the Company) received on account of ownership of such shares of Common Stock, including all securities issued in connection with any stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof, but excluding any securities received on account of such ownership in any merger or consolidation.

      3.7 Securities Act. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

      3.8 Transfer. "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

4. MISCELLANEOUS.

      4.1 Legends. Each certificate or instrument representing Securities subject to the terms of this Agreement will bear the following legends in addition to any other legend required by law:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

Upon termination of this Agreement, the Company will cause such legends to be removed as soon as practicable.

      4.2 Governing Law; Severability. This Agreement shall be governed by the laws of the State of Delaware without giving effect to conflicts of law principles thereof. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall remain valid and shall continue in effect.

      4.3 Binding Effect on Successor. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholders, and to their respective successors and permitted assigns, including any successors to the Company or the Stockholders or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act.

      4.4 Specific Performance. The Stockholders and the Company acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. It is accordingly agreed that each party hereto shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, and the other parties hereto will not take action, directly or indirectly, in opposition to the party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

      4.5 No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      4.6 Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and other agreements entered into in connection herewith and therewith, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

      4.7 Headings. The section headings contained in the Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

      4.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, facsimile or recognized express carrier or delivery service to the respective parties as follows:

            if to the Company:

                   Icad, Inc.
                   4 Townsend West, Suite 17
                   Nashua, NH 03063
                   Attn:  W. Scott Parr
                   Telephone: (603) 882-5200
                   Fax:       (603) 880-3843

            if to the Stockholders:

                   Qualia Computing, Inc.
                   2689 Common Blvd.
                   Beaver Creek, Ohio 45431
                   Attn:  Thomas Shoup
                   Telephone: (937) 431-1464
                   Fax:       (937) 431-1465

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      4.9 Further Assurances. From time to time on and after the date hereof, the Company and the Stockholders, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other party hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

      4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Stockholders have executed this Agreement as of the date first above written.

                                        ICAD, INC.

                                        By:_____________________________________
                                        Name:  W. Scott Parr
                                        Title:    President and CEO

                                        ________________________________________
                                        Steven K. Rogers

                                        ________________________________________
                                        James Corbett

                                        ________________________________________
                                        Thomas E. Shoup

                                    EXHIBIT D

                                VOTING AGREEMENT

      This VOTING AGREEMENT ("Agreement") is made and entered into as of November ____, 2003, by and among iCAD, Inc., a Delaware corporation (the "Company"), and __________________ (a "Stockholder").

      WHEREAS, the Company has entered into a Plan and Agreement of Merger ("Merger Agreement") with Qualia Computing, Inc., a Delaware corporation ("Qualia"), pursuant to which Qualia will merge (the "Merger") with and into a wholly-owned subsidiary of the Company; and

      WHEREAS,  the  Stockholder  collectively  owns  (as  defined  paragraph  2 hereof), as of the date hereof, ____________ shares of Class __ Common Stock, $.00001 par value, of Qualia (respectively, the "Existing Shares;" and together with any shares of Class A Common Stock and/or Class B Common Stock acquired by the Stockholder after the date hereof and prior to the termination of this Agreement, the "Shares");

      WHEREAS, the closing of the Merger is conditioned upon the parties hereto entering into this Agreement; and

      WHEREAS, the Stockholder desires to mutually agree to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound hereby, agrees as follows:

1. Term. The term of this Agreement shall commence on the date hereof and shall continue until the earlier of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the termination of the Merger Agreement in accordance with the provisions of Section 8 thereof (the "Term").

2. Voting of Shares.

      (a) The Stockholder covenants and agrees that, during the Term, at any meeting of the stockholders of Qualia, however called, and at every adjournment or postponement thereof, and in any action by written consent of the stockholders of Qualia unless otherwise directed in writing by the Company, such Stockholder shall (i) appear in person or by proxy, or cause the holder of record as of the Record Date (as defined below) to appear in person or by proxy, for the purpose of establishing a quorum, and (ii) vote or cause to be voted all issued and outstanding shares of Qualia Common Stock, including, without limitation, the Shares, that are Owned by such Stockholder (individually or jointly) as of the Record Date in favor of the adoption of the Merger Agreement.

      (b) Contemporaneously with the execution of this Agreement, Stockholder shall execute and deliver to the Company a proxy with respect to the Shares in the form attached hereto as Exhibit A, which proxy will be irrevocable to the fullest extent permitted by law (the "Proxy").

      (c) For purposes of this Agreement, (a) a Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if the Stockholder: (i) is a record owner of such security; or (ii) is a "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security and (b) the "Record Date" for a particular matter shall be the date fixed for persons entitled: (i) to receive notice of, and to vote at, a meeting of the stockholders of Qualia called for the purpose of voting on such matter; or (ii) to take action by written consent of the stockholders of Qualia with respect to such matter.

3. Representations and Warranties of the Stockholder. Stockholder represents and warrants to the Company as follows:

      3.1 Ownership of Shares. On the date hereof, Stockholder is the sole record and beneficial Owner of the Existing Shares as set forth in Schedule 3.1 attached hereto. Except as set forth on Schedule 3.1 attached hereto, Stockholder currently has with respect to the Existing Shares, and at Closing will have with respect to the Shares, good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement (as defined in the Merger Agreement) and other than restrictions on transfer under applicable federal and state securities laws).

      3.2  Power;  Binding  Agreement.  Stockholder  has the full  legal  right, corporate power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will (a) require any consent or approval of or filing with any third party, including any governmental or other regulatory body, all of which have been obtained, or (b) constitute a violation of, conflict with or constitute a default under, the certificate of incorporation, articles of incorporation, by-laws and/or other constituent documents of the Stockholder, if applicable, or of any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Stockholder is a party or by which the Stockholder or his or its property is bound.

4. Covenants

      4.1 During the Term, Stockholder, directly or indirectly, shall not: (a) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or otherwise by operation of law), or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares; or (b) grant any proxies with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, except for the Proxy called for by Section 2(b) of this Agreement. Any action taken in violation of this Section 4.1 shall be void and of no effect

      4.2 During the Term, Stockholder shall notify the Company promptly of the number of Shares acquired by such Stockholder after the date hereof.

5. Waivers.

      5.1 Appraisal Rights. Stockholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

      5.2 Other Rights. Stockholder agrees to (i) waive any rights of first refusal, rights of first offer, rights of notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, and similar rights of Stockholder under any agreement, arrangement or understanding applicable to the Shares, in each case as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other actions and transactions contemplated by the Merger Agreement and (ii) to terminate any such agreements, arrangements or undertakings, effective immediately prior to the Closing.

6. Miscellaneous

      6.1 Governing Law; Severability. This Agreement shall be governed by the laws of the State of Delaware without giving effect to conflicts of law principles thereof. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall remain valid and shall continue in effect.

      6.2 Binding Effect on Successor. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder, and to their respective successors and permitted assigns, including any successors to the Company or the Stockholder or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act.

      6.3 Specific Performance. The Stockholder and the Company acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. It is accordingly agreed that each party hereto shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

      6.4 No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      6.5 Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and other agreements entered into in connection herewith and therewith, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

      6.6 Headings. The section headings contained in the Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

      6.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, facsimile (receipt confirmed and followed promptly by deliver of the original) or recognized express carrier or delivery service to the respective parties as follows:

            if to the Company:

                  iCAD, Inc.
                  4 Townsend West, Suite 17
                  Nashua, NH 03063
                  Attn: W. Scott Parr
                  Telephone: (603) 882-5200
                  Fax: (603) 880-3843

            if to the Stockholder:

                  __________________

                  __________________

                  __________________

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      6.8 Further Assurances. From time to time on and after the date hereof, the Company and the Stockholder, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other party hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

      6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Stockholder have executed this Agreement as of the date first above written.

                                        ICAD, INC.

                                        By______________________________________
                                        Name:
                                        Title:

                                        Stockholder

                                        By______________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                                IRREVOCABLE PROXY

      The undersigned stockholder of Qualia Computing, Inc., a Delaware corporation (the "Qualia"), hereby irrevocably, to the fullest extent permitted by law and subject to the Voting Agreement (defined below), appoints W. Scott Parr as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Qualia that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Qualia issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Qualia as of the date of this Proxy are listed the preamble of the Voting Agreement of even date herewith by and between iCAD, Inc., a Delaware corporation ("iCAD"), and the undersigned stockholder ("Voting Agreement"). Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the termination of the Merger Agreement in accordance with the provisions of Section 8 thereof (as defined below).

      This Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to the Voting Agreement, and is granted in consideration of iCAD entering into that certain Plan and Agreement of Merger (the "Merger Agreement"), by and among iCAD, Qualia Acquisition Corp., Qualia and certain stockholders of Qualia named therein.

      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the termination of the Merger Agreement in accordance with the provisions of Section 8 thereof, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of Qualia and in every written consent in lieu of such meeting (a) in favor of approval of the Merger Agreement, the transactions contemplated thereby, any other matter necessary for the consummation of the transactions contemplated thereby and considered and voted upon by the stockholders of Qualia at any such meeting of stockholders or in such written consent and (b) against approval of any proposal made in opposition to or in competition with the consummation of the transactions contemplated by the Merger Agreement or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Qualia under the Merger Agreement or of the undersigned under the Voting Agreement.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

      This Proxy shall terminate, and be of no further force and effect, automatically upon the termination of the Merger Agreement in accordance with the provisions of Section 8 thereof.

Dated: November __, 2003

                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT E

                            NONCOMPETITION AGREEMENT

            NONCOMPETITION AGREEMENT entered into this ____ day of December, 2003 (this "Agreement"), by and between iCAD, Inc., a Delaware corporation (the "Company"), and _______________ ("Stockholder").

                              W I T N E S S E T H :

            WHEREAS, Stockholder is a stockholder of Qualia Computing, Inc., a Delaware corporation ("Qualia"), which is simultaneously herewith merging (the "Merger") with and into Qualia Acquisition Corp., a wholly owned subsidiary of the Company ("Subsidiary"), pursuant to the provisions of a Plan and Agreement of Merger dated the date hereof ("Merger Agreement"), among the Company, Subsidiary and Qualia and certain stockholders of Qualia named therein; and

            WHEREAS, the Company and Stockholder recognize that the application of Stockholder's experience, abilities and services to the business of any competitor of the Company or its subsidiaries or affiliates (collectively, the "Company") would cause irreparable damage to the Company; and

            WHEREAS, as a condition to the closing of the Merger, Stockholder will be restricted from competing with or disclosing information concerning the Company and its business; and

            WHEREAS, Stockholder will receive a substantial economic benefit from the transactions contemplated by the Merger Agreement; and

            WHEREAS, without agreement by Stockholder to be bound by the covenants of this Agreement, the Company and Subsidiary would not have entered into the Merger Agreement; and

            WHEREAS, the provisions of this Agreement will be effective as of the closing of the transactions contemplated by the Merger Agreement (the "Effective Date").

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, including, without limitation, the issuance to Stockholder of shares of common stock of the Company as consideration for the Merger, the parties hereto agree as follows:

            1. CONFIDENTIALITY. Stockholder acknowledges that all Confidential Information (as defined below) shall be and remain the exclusive property of the Company at all times on and after the date hereof. Stockholder hereby agrees to keep in strict confidence all Confidential Information. Stockholder shall not disclose any Confidential Information, or any portion thereof, to any person or entity nor use, license, sell, convey or otherwise exploit any Confidential Information, or any portion thereof, for any purpose. As used in this Agreement, the term "Confidential Information" refers to all information proprietary to, used by or in the possession of the Company and not generally known in the industry which was disclosed to or learned by Stockholder while he was employed by the Company, whether or not reduced to writing and whether or not conceived, originated, discovered or developed in whole or in part by Stockholder, including, without limitation: (a) information not generally known in the industry which relates to the business, products or work of the Company (x) of a technical nature, such as trade secrets, methods, know-how, formulas, compositions, designs, processes, information regarding product development and other similar information and materials, and (y) of business or commercial nature, such as information or compilation of data about costs, pricing, profits, compensation, sales, product plans, markets, marketing plans and strategies, equipment and operational requirements, operating policies or plans, finances, financial records, methods of operation and competition, management reorganization, customers and suppliers, and other similar information and materials of the Company; and (b) any other technical business or commercial information designated as confidential or proprietary that the Company may receive belonging to any supplier, customer or others who do business with the Company. The foregoing limitations on use and disclosure shall not apply to information that (i) was lawfully known to the recipient before the receipt thereof, (ii) is learned by the recipient from a third party that is entitled to disclose same, (iii) becomes publicly known other than through the actions of the recipient, or (iv) is required by law or court order to be disclosed by the recipient.

            2. NONCOMPETITION.

                  (a) Nonsolicitation. Stockholder hereby further agrees that, commencing on the Effective Date and for so long as he is an employee of the Company or any of its subsidiaries and for a period of twenty-four (24) months thereafter, he shall not, whether directly or indirectly while in the service of another, without the prior written consent of the Company, (i) recruit, hire or solicit, or attempt to recruit, hire or solicit, any person who, during a twenty-four (24) month period preceding the date of recruitment, hiring or solicitation, or attempted recruitment, hiring or solicitation, was an employee of or individual independent contractor to the Company and/or any of its subsidiaries, or (ii) interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company and/or any of its subsidiaries, on the one hand, and any supplier, customer, prospective customer, employee or contractor of the Company and/or any of its subsidiaries or affiliates, on the other hand.

                  (b) Covenant Not to Compete. Stockholder agrees that, commencing on the Effective Date and for so long as he is an employee of the Company or any of its subsidiaries and for a period of twenty-four (24) months thereafter, he shall not, anywhere in North America, Europe or Japan, without the prior written consent of the Company, directly or indirectly (i) own, have a proprietary interest of any kind (except as a shareholder holding less than a 1% interest in a corporation whose securities are traded on a national securities exchange or in the over-the-counter market (a "publicly-held company"), or a limited partner holding no more than a 1% interest in limited partnership), manage, join, control, advise, be employed by or otherwise engage or participate in or be connected as an officer, employee, shareholder, partner, advisor, consultant or otherwise in any business or firm which is in the business of developing, marketing, servicing or supporting computer aided detection or decision support systems for medical imaging or financial applications, or any other related business in which the Company or any of its subsidiaries is actively engaged or into which the Board of Directors of the Company has approved the Company's or any of its subsidiaries' entry (collectively, the "Business"), or (ii) engage in any other activity which is in competition with the Business.

                  (c) Reformation. The agreements set forth in Section 2(b) shall be deemed to consist of a series of separate covenants, one for each line of business carried on by the Company in each region included within the geographic area referred to in Section 2(b). Stockholder expressly agrees that the character, duration and geographical scope of Section 2(b) are reasonable in light of the circumstances as they exist on the date on which this Agreement has been executed. However, should a determination nevertheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of Section 2(b) is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Stockholder and the Company that Section 2(b) shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Stockholder which are reasonable in light of the circumstances as then exist and as are necessary to assure the Company of the intended benefit of Section 2(b). If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included in Section 2(b) because, taken together, they are more extensive than necessary to assure the Company of the intended benefit of
Section 2(b), it is expressly understood and agreed between the parties that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof. If any provision of Section 2(b) shall otherwise contravene or be invalid under the laws of any jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of Section 2(b), but rather it shall be construed, insofar as the laws of that jurisdiction are concerned, as not containing the provision or provision contravening or invalid under the laws of such jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

            3. MISCELLANEOUS

                  (a) Entire Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof. This Agreement shall not be modified, amended or terminated except in a writing signed by the party against whom enforcement is sought.

                  (b) Multiple Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

                  (c) Notices. Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any party hereto to any other party shall be in writing and shall be deemed to have been duly given on the date of service if delivered personally or by telecopier with confirmed receipt, or on the third day after mailing if sent by certified or registered mail, postage prepaid, at the addresses set forth below, or to such other address or person as any party may designate by written notice to the other:

            If to the Company:          iCAD, inc.
                                        4 Townsend West, Suite 17
                                        Nashua, NH 03063
                                        Attn:  W. Scott Parr
                                        Telephone: (603) 882-5200
                                        Fax:       (603) 880-3843

                                        With a copy to:

                                        Robert J. Mittman, Esquire
                                        Blank Rome LLP
                                        The Chrysler Building
                                        405 Lexington Avenue
                                        New York, New York 10174
                                        Telephone: (212) 885-5000
                                        Fax:       (212) 885-5001

            If to Stockholder:

                  (d) Injunctive Relief. The parties hereto acknowledge that the breach of the provisions set forth in Sections 1 or 2 of this Agreement by Stockholder cannot readily or adequately be compensated for in damages and that the breach of any provision thereof may cause the Company irreparable injury. Therefore, the Company shall be entitled, in addition to all other rights or remedies that it may have, in law or at equity, to request injunctive and other equitable relief to prevent any violation of the provisions of. In any such proceeding, Stockholder hereby waives the claim or defense that the Company has an adequate remedy at law.

                  (e) Headings: Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof nor affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the entities or persons referred may require.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of, the State of Ohio without regard to principles of conflicts of law). Any controversies regarding this Agreement shall be brought in state or Federal courts sitting the State of Ohio.

                  (g) Binding Effect. This Agreement shall be binding on, and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

                  (h) Severability. In the event that any provision contained herein shall be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (i) Waiver: Remedies Cumulative. The waiver by any party hereto of any breach or default by the other party of all of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party of any other rights or the seeking of any other remedies against any other party , as tile case may be.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        iCAD, inc.

                                        By:_____________________________________
                                           Name:  W. Scott Parr
                                           Title: President & CEO

                                        Stockholder:

                                        ________________________________________

                                    EXHIBIT F

                       FORM OF OPINION OF COUNSEL TO iCAD

      1. Each of iCAD and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (a) own, lease and operate its properties and (b) carry on its business as currently conducted by it.

      2. The execution, delivery, carrying out and performance by each of iCAD and Subsidiary of each of the Merger Agreement and the other iCAD Documents to which it is a party and the consummation of all the transactions contemplated thereby have been duly and validly authorized by iCAD and Subsidiary by all necessary corporate action. Each of the Merger Agreement and the other iCAD Documents have been duly executed and delivered by each of iCAD and Subsidiary to the extent that they are parties thereto, and are valid and binding obligations of iCAD and/or Subsidiary, as the case may be, enforceable in accordance with their respective terms.

      3. Neither the execution and delivery by iCAD or Subsidiary of the Merger Agreement or of any other iCAD Documents, nor the consummation of any of the transactions contemplated thereby, nor the performance by iCAD or Subsidiary of its respective obligations thereunder, will conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of iCAD or Subsidiary, each as amended to date.

      4. Upon the filing of the Certificate of Merger in the office of the Secretary of State of the State of Delaware, and upon acceptance of such filings and certification by the State of Delaware, the Merger will become effective pursuant to the General Corporation Law of the State of Delaware in accordance with the Merger Agreement.

      5. The Shares, when issued in accordance with the Merger Agreement, will be duly authorized, validly issued, fully paid and, subject to the provisions of the Escrow Agreement, non-assessable.

                                    EXHIBIT G

                      FORM OF OPINION OF COUNSEL TO QUALIA

      1. Each of Qualia and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and corporate authority to (a) own, lease and operate its properties and (b) carry on its business as currently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by Qualia or any of its Subsidiaries, or the conduct of its or their business makes it necessary for Qualia or any of its Subsidiaries to qualify to do business as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect on Qualia and its Subsidiaries, taken as a whole.

      2. The execution, delivery, carrying out and performance by Qualia and each of the Principal Stockholders of each of the Merger Agreement and the other Qualia Documents to which he or it is a party, and the consummation of all the transactions contemplated thereby have been duly and validly authorized by Qualia and the Principal Stockholders by all necessary corporate or other action, including, without limitation, the approvals of Qualia's Board of Directors and stockholders. Each of the Merger Agreement and the other Qualia Documents have been duly executed and delivered by Qualia and the Principal Stockholders, and are valid and binding obligations of Qualia and the Principal Stockholders, enforceable in accordance with their respective terms.

      3. The authorized capital stock of Qualia consists of [1,905,554] shares of Class A common stock, $.00001 par value, of which ________ shares are issued and outstanding and [952,777] shares of Class B common stock $.00001 par value of which _______ shares are issued and outstanding and ____ shares of Preferred Stock $____ par value, none of which are issued and outstanding. All of the Qualia capital stock is duly authorized, validly issued, fully paid and nonassessable. To our knowledge, and except as set forth in the disclosure schedules to the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Qualia or obligating Qualia to issue or sell any shares of capital stock of or other equity interests in Qualia.

      4. Neither the execution and delivery by Qualia of the Merger Agreement or of any other Qualia Documents, nor the consummation of any of the transactions contemplated thereby, nor the performance by Qualia of its obligations thereunder, will (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Qualia, each as amended to date, (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation known to us and to which Qualia or any of its Subsidiaries is a party or by which Qualia or any of its Subsidiaries or any of their assets may be bound, or, except as set forth in the Schedules to the Merger Agreement, require any consent, approval, notice or payment under the terms of any such document or instrument, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to Qualia, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the material assets of Qualia or its Subsidiaries or the Qualia or its Subsidiaries Common Stock, other than Permitted Encumbrances.

      5. Except as obtained and in effect at the Closing, no consent, approval, order, license, permit, notification or authorization of, or registration, declaration, qualification or filing with, any governmental or administrative entity or any third party is required on the part of Qualia in connection with the execution, delivery and performance by Qualia of the Merger Agreement and the other Qualia Documents.

      6. To our knowledge, and except as set forth in the disclosure schedules to the Merger Agreement, there is no (i) claim, suit, action, arbitration or legal, administrative or other proceeding or governmental investigation or tax audit pending or threatened against or related to Qualia or (ii) judgment, order, injunction or decree of any court, governmental authority or regulatory agency, to which Qualia and/or Qualia's properties or assets are subject, which might adversely affect or restrict the ability of Qualia to consummate the transactions in the manner contemplated by the Qualia Documents or have a Material Adverse Effect on Qualia and its Subsidiaries, taken as a whole.

      7. Upon the filing of the Certificate of Merger in the office of the Secretary of State of the State of Delaware, and upon acceptance of such filings and certification by the State of Delaware, the Merger will become effective pursuant to the General Corporation Law of the State of Delaware in accordance with the Merger Agreement.

      8. To our knowledge, Qualia and its Subsidiaries own or posses adequate and enforceable rights to all of its Intangibles. To our knowledge, Qualia and its Subsidiaries have not infringed and are not infringing upon the rights of others with respect to Qualia's and its Subsidiaries' Intangibles used or proposed to be used in the conduct of its business; and to the best of our knowledge, Qualia and its Subsidiaries have not received any notice that any of them has or may have infringed, is infringing upon or is conflicting with the asserted rights of other with respect to Qualia's Intangibles which might, singly or in the aggregate, have a Material Adverse Effect on Qualia and its Subsidiaries, taken as a whole.